Exhibit 3.1

Company no. 119119

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

MIMECAST LIMITED

Conformed copy of the memorandum of association last amended by special resolution passed on 5 November 2015 and the articles of association last amended by special resolution passed on 5 November 2015.

Company no. 119119

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MIMECAST LIMITED

1.	The name of the Company is Mimecast Limited.

2.	The Company is a private company.

3.	The Company is a par value company.

4.	The share capital of the Company is $1,581,400.84 divided into:

•	8,107,039 shares designated as Founder Shares of $0.012 each;

•	7,051,814 shares designated as Series A Preferred Shares of $0.012 each;

•	5,524,550 shares designated as Series B Preferred Shares of $0.012 each;

•	70,000,000 shares designated as Class A Ordinary Shares of $0.012 each;

•	40,000,000 shares designated as Class B Ordinary Shares of $0.012 each;

•	550,000 shares designated as Class C Ordinary Shares of $0.012 each; and

•	550,000 shares designated as Deferred Shares of $0.012 each.

5.	The liability of a member of the Company is limited to the amount unpaid (if any) on such member’s share or shares.

Company no. 119119

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

MIMECAST LIMITED

CONTENTS

1.	Preliminary	7

2.	Interpretation	7

3.	Share capital	19

4.	Share Certificates	20

5.	Register of Members	20

6.	Joint Holders	20

7.	Lien	21

8.	Calls on Shares	22

9.	Forfeiture and Surrender of Shares	23

10.	Number of directors	24

11.	Proceedings of directors	24

12.	Directors’ Resolutions in Writing	27

13.	Minute Book	27

14.	Appointment and removal of directors	27

15.	Directors, observers and Chairman	28

16.	Transactions or other arrangements with directors	30

17.	Secretary	32

18.	Dividends	32

19.	Liquidation preference	35

20.	Exit provisions	36

21.	shares	38

22.	Variation of class rights	39

23.	Conversion of Shares	42

24.	Anti-dilution	45

25.	Pre-emption rights on the issue of further shares	48

26.	Transfer and transmission of shares: general	52

27.	Permitted transfers of shares	55

28.	Pre-emption rights on the transfer of shares	56

29.	Valuation	62

30.	Compulsory transfers	64

31.	Mandatory offer on change of control	64

32.	Drag along	65

33.	Co-sale	68

34.	Members’ Resolutions in Writing	69

35.	General meetings	70

36.	Notice of general meetings	70

37.	proceedings at general meetings	71

38.	Voting	72

39.	Proxies for General Meetings and Corporate Members	74

40.	Notices	75

41.	Indemnity and insurance	76

42.	Data protection	77

43.	Process for terminating Active Founder status	77

44.	Share Premium Account and Reserve Fund	81

45.	Execution of Instruments, Seals and Authentication of Documents	81

46.	Capitalisation	82

47.	Accounts and Audit	83

48.	Winding Up	83

1.	PRELIMINARY

This document comprises the articles of association of the Company. The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

2.	INTERPRETATION

2.1	In these Articles, unless expressly provided otherwise, the following words have the following meanings:

“A Ordinary Shares” means the A ordinary shares of $0.012 each in the capital of the Company;

“Accepting Member” has the meaning given to it in Article 31.4.2;

“acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended);

“Active Founder” means: (a) Peter Bauer; and (b) Neil Murray, PROVIDED THAT, in each case, if he ceases to be a party to a Relevant Contract, the Board, pursuant to and in accordance with Article 43, may at any time thereafter resolve that such Founder is no longer active in the business of any Group Company, whereupon such Founder shall immediately cease to be an Active Founder (in accordance with and subject to the provisions of Article 43);

“Adoption Date” means the date of adoption of these articles;

“Allocation Notice” has the meaning given to it in Article 28.16;

“Anti-Dilution A Shares” has the meaning given to it in Article 24.1;

“Anti-Dilution B Shares” has the meaning given to it in Article 24.3;

“Anti-Dilution Shares” means the Anti-Dilution A Shares and/or the Anti-Dilution B Shares (as the case may be);

“Applicant” has the meaning given to it in Article 28.16;

“Articles” means the Company’s articles of association for the time being in force;

“auditors” means the auditors (if any) of the Company;

“Available Profits” means profits of the Company available for distribution as the directors may declare;

“B Ordinary Shares” means the B ordinary shares of $0.012 each in the capital of the Company;

“bankrupt” has the meaning given to that expression in the Interpretation (Jersey) Law, 1954;

“Board” means the board of directors of the Company;

“Business Day” means any day (other than a Saturday, Sunday or public holiday in the United Kingdom) on which clearing banks in the City of London are generally open for business;

“Buyer” has the meaning given to it in Article 31.1;

“C Ordinary Shares” means the C ordinary shares of $0.012 each in the capital of the Company;

“Called Members” has the meaning given to it in Article 32.1;

“Called Shares” has the meaning given to it in Article 32.2.1;

“Chairman” has the meaning given to it in Article 15.9;

“Cash Offer” means the cash offer (including the acceptance and authority) to be made by the Insight to certain Members in accordance with the terms of the Investment Agreement;

“clear days” in relation to the period of a notice, shall mean that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Company” means Mimecast Limited (Company number 119119);

“Conflict” has the meaning given to it in Article 16.2;

“connected” has the meaning given to it in section 252 of the Companies Act 2006;

“Controlling Interest” means an interest in Shares conferring on the holder or holders control of the Company within the meaning of section 1124 of the CTA;

“Co-Sale Buyer” has the meaning given to it in Article 33.2;

“Co-Sale Notice” has the meaning given to it in Article 33.2;

“CTA” means the Corporation Tax Act 2010;

“Dawn Capital” means Dawn Enterprise Capital Fund LP, Dawn Mimecast Holdings Limited, Dawn Mimecast Holdings (II) Limited, Dawn Mimecast (III) Holdings Limited and Dawn Mimecast (IV) Holdings Limited or any one or more of them, as the context requires;

“Dawn Capital Consent” means the prior consent in writing of any of the Dawn Capital entities;

“Dawn Capital Director” has the meaning given to it in Article 15.2;

“Deemed Transfer Notice” means a Transfer Notice which is deemed to have been served by any of the provisions of article 26.3, 26.8, 27.4, 27.5, 30.1 or 30.2 of these Articles;

“Deferred Shares” means deferred shares of $0.012 each in the capital of the Company;

“Directors” means the directors of the Company from time to time;

“Disposal” means the disposal by the Company of all, or substantially all of its business and assets or the grant of an exclusive license over all or substantially all of the Intellectual Property of the Group;

“distribution” has the meaning given to that expression in Article 114 of the Law;

“Distribution Shares” means the Series A Preferred Shares and the Ordinary Shares (other than the C Ordinary Shares);

“Dividend Shares” means the Preferred Shares and the Ordinary Shares (other than the C Ordinary Shares);

“Drag Along Notice” has the meaning given to it in Article 32.2;

“Drag Along Option” has the meaning given to it in Article 32.1;

“Eligible Director” means a Director who would be entitled to vote on the matter at a meeting of Directors (but excluding any Director whose vote is not to be counted in respect of the particular matter);

“Employee Trust” means a trust, the terms of which are approved by the Board, whose beneficiaries are the bona fide employees of the Group;

“Equity Shares” means the Preferred Shares and the Ordinary Shares;

“Exercising A Investor” has the meaning given to it in Article 24.1;

“Exercising B Investor” has the meaning given to it in Article 24.3;

“Exercising Investor” means the Exercising A Investor and/or the Exercising B Investor (as the case may be);

“Excess Securities” has the meaning given to it in Articles 25.3.3 and 25.7.3;

“Exit” means a Share Sale, a Disposal or a Listing;

“Exit Shares” means the Preferred Shares, the Founder Shares and the A Ordinary Shares;

“Fair Value” has the meaning given to it in Article 29.2;

“Family Trust” means as regards any particular individual Member (or deceased or former individual Member) trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made, or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the Shares in question is for the time being vested in any person other than the particular Member and/or any of the Privileged Relations of that Member (and so that for this purpose a person shall be considered to be beneficially interested in a Share if such Share or the income thereof is liable to be transferred or paid or applied or appointed to or for the benefit of any such person or any voting or other rights attaching thereto are exercisable by or as directed by any such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons);

“First Offerees” means the persons to whom the offer is to be made first in accordance with Articles 28.8, 28.9 or 28.10;

“First Offer Period” has the meaning given to it in Article 28.11;

“Founders” means Peter Bauer, Neil Murray and the Butterworth Trust, and “Founder” shall be construed accordingly;

“Founder Consent” means the consent of each Active Founder, which may be given orally (if properly recorded in the minutes at a board meeting) or in writing;

“Founder Director” has the meaning given to it in Article 15.4;

“Founder Shares” means the founder ordinary shares of $0.012 each in the capital of the Company;

“fully paid” and “paid up” in relation to a share, means that the issue price agreed to be paid for that share has been fully paid or credited as fully paid and partly paid means a share that is not fully paid;

“Fund Manager” means a person whose principal business is to make, manage or advise upon investments in securities;

“Group” means the Company and its subsidiaries (if any) from time to time and Group Company shall be construed accordingly;

“holding company” has the meaning given to it in section 1159 of the Act;

“Independent Expert” means the auditors for the time being of the Company or, if they decline the instruction, an independent firm of accountants appointed by the Company and the Seller (or, (x) for the purposes of the definition of Series A Previously Paid Amount, a Series A Majority, (y) for the purposes of the definition of Series B Previously Paid Amount, a Series B Majority and (z) for the purposes of Article 24.7, an Investor Majority with Founder Consent) or, in the absence of agreement between the Company and the Seller (or Investor Majority with Founder Consent, Series A Majority or Series B Majority, as the case may be) on the identity of the expert or its terms of appointment within 10 Business Days of the expiry of the 10 Business Day period referred to in Article 29.1 or within 10 Business Days after a written request to agree to the value of any Series A Previously Paid Amount or Series B Previously Paid Amount (as the case may be), an independent firm of accountants appointed, and whose terms of appointment are agreed, by the President, for the time being, of the Institute of Chartered Accountants of England and Wales (in each case acting as an expert and not as an arbitrator);

“Index” means Index Ventures V (Jersey), L.P., Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. and Yucca (Jersey) SLP, or any one or more of them, as the context requires;

“Index Director” has the meaning given to it in Article 15.1;

“Initial Surplus Shares” has the meaning given to it in Article 28.12.3;

“Insight” means Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P. and Insight Venture Partners Coinvestment Fund II, L.P., or any one or more of them, as the context requires, and their Permitted Transferees;

“Insight Director” has the meaning given to it in Article 15.3;

“Intellectual Property” means copyrights, trade and service marks, including the Trade Marks, trade names, rights in logos and get-up, inventions, confidential information, trade secrets and know-how, registered designs, design rights, patents, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data, all rights of privacy and all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered; and including all granted registrations and all applications for registration in respect of any of the same;

“Investment Agreement” means the investment agreement dated on or around the Adoption Date between, amongst others, the Investors, the Founders and the Company (in each case, as defined therein), as the same may have been varied, supplemented, adhered to or superseded in accordance with its terms for the time being;

“Investment Fund” has the meaning given in the definition below of “Member of the Same Fund Group”;

“Investor” means a holder for the time being of one or more Preferred Shares;

“Investor Consent” means the prior consent in writing of an Investor Majority;

“Investor Majority” means the holder(s) for the time being of a majority by nominal value of the Preferred Shares in issue from time to time (voting together as if the Preferred Shares constituted one and the same class);

“Issue or Re-organisation” has the meaning given to it in Article 24.11;

“Issue Price” means in respect of any Share, the subscription price paid (or credited as paid) in respect of that Share, including any share premium;

“Jersey” means the Island of Jersey and its dependencies;

“Law” means the Companies (Jersey) Law 1991;

“Lead Index Investor” means Index Ventures V (Jersey), L.P.;

“Listing” means the successful application and admission of all or any of the Shares, or securities representing such Shares (including American depositary receipts, American depositary shares and/or other instruments) to the Official List of the UK Listing Authority, the AIM Market operated by the London Stock Exchange plc, the NASDAQ Global Market, NASDAQ Global Select Market or the Nasdaq Capital Market of the NASDAQ OMX Group Inc., the NYSE and The NYSE MKT of the New York Stock Exchange and, in each case their successors and any future public markets established by the London Stock Exchange plc, NYSE and NASDAQ OMX Group Inc. or to any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000);

“Member” means a person whose name is entered in the Register as the holder of Shares;

“Member of the Same Fund Group” means, if the Member is a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an “Investment Fund”) or a nominee of that person:

(a)	where the Member is an Insight or company or a nominee of an Insight fund or company, any other Insight fund;

(b)	where the Member is an Index fund or company or a nominee of an Index fund or company, any other Index fund (including, without limitation, Index Ventures V Parallel Entrepreneur Fund (Jersey) L.P.);

(c)	where the Member is a Dawn Capital fund or company or a nominee of a Dawn Capital fund or company, any other Dawn Capital fund or company;

(d)	any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business);

(e)	any Investment Fund managed by that Fund Manager or a Fund Manager which is a Member of the Same Group as that Fund Manager;

(f)	any trustee, nominee or custodian of such Investment Fund and vice versa;

(g)	the Fund Manager of that Investment Fund or a Fund Manager of any other Investment Fund which is a Member of the Same Fund Group as that Investment Fund (or a nominee of any such Fund Manager) and vice versa; or

(h)	any Member of the Same Group as that Fund Manager;

“Member of the Same Group” means as regards any company, a company which is from time to time a direct or indirect holding company or a direct or indirect subsidiary of that company or a subsidiary of any such holding company;

“Mimecast UK” means Mimecast Limited, a company incorporated in England and Wales with company number 04698693;

“Mimecast UK Equity Shares” means the A ordinary preferred shares, B ordinary preferred shares, A ordinary shares and B ordinary shares each of £0.000001 each in the capital of Mimecast UK;

“Minimum Transfer Condition” has the meaning given in Article 28.2.4;

“New Member” has the meaning given to it in Article 32.10;

“month” means a calendar month;

“nominal capital account” has the meaning given to that expression in Article 1 of the Law;

“notice” means a written notice unless otherwise specifically stated;

“Offer” has the meaning given to it in Article 31.2;

“Offer Notice” has the meaning given to it in Article 31.3;

“Offer Period” has the meaning given to it in Article 31.3;

“Offer Price” has the meaning given to it in Article 31.2;

“Office” means the registered office of the Company;

“Ordinary Shares” means the Founder Shares, the A Ordinary Shares, the B Ordinary Shares and the C Ordinary Shares;

“Original Member” has the meaning given to it in Article 27.1;

“Permitted Transfer” means a transfer of Shares made in accordance with Article 27;

“Permitted Transferee” means in relation to:

(a)	any Member, any Employee Trust;

(b)	any Member which is an Employee Trust, any employee or former employee of any Group Company;

(c)	a Member who is an individual, any of his Privileged Relations or the trustee(s) of a Family Trust of that Member;

(d)	a Member which is a company, a Member of the Same Group as that company; and

(e)	an Investor, (i) a Member of the Same Fund Group as that Investor, (ii) a Member of the Same Group as that Investor, or (iii) any nominee of that Investor (or of a Member of the Same Fund Group as that Investor or a Member of the Same Group as that Investor);

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares;

“Pre-New Money Valuation” means the result of multiplying the total number of A Ordinary Shares in issue immediately after the Listing (but excluding any new A Ordinary Shares issued upon the Listing) by the subscription price per share (including any premium) in respect of new A Ordinary Shares issued at the time of the Listing;

“present in person” in relation to general meetings of the Company and to meetings of the holders of any class of shares, shall include present by attorney or by proxy or, in the case of a corporate shareholder, by representative;

“Privileged Relation” means in relation to a Member who is an individual Member (or a deceased or former individual Member) means a spouse, civil partner (as defined in the Civil Partnerships Act 2004), child or grandchild (including step or adopted or illegitimate child and their issue);

“Proposed Buyer” has the meaning given to it in Article 32.1;

“Proposed Exit” has the meaning given to it in Article 20.3;

“Proposed Sale Price” has the meaning given to it in Article 28.2.3;

“Proposed Transfer” has the meaning given to it in Article 31.1;

“Qualifying A Issue” has the meaning given to it in Article 24.1;

“Qualifying B Issue” has the meaning given to it in Article 24.3;

“Qualifying Issue” means the Qualifying A Issue and/or the Qualifying B Issue (as the case may be);

“Qualifying Listing” means a firmly underwritten Listing in which the aggregate issue price of shares issued or subscribed at the time of the Listing is US$50,000,000 or more and the issue price per Share is US$21.72 or more (such price per Share being adjusted to take account of any subdivision, consolidation or other re-organisation of the equity share capital of the Company after the date of adoption of these Articles) or any Listing designated by notice in writing (addressed to the Company) as a Qualifying Listing by an Investor Majority and a Series B Majority;

“Realisation Price” means the value of each A Ordinary Share in issue immediately prior to a Listing, determined by reference to the price per share at which A Ordinary Shares are to be offered for sale, placed or otherwise marketed pursuant to such Listing;

“Recipient” has the meaning given to it in Article 42.1;

“Recipient Group Company” has the meaning given to it in Article 42.2.1;

“Register” means the register of Members to be kept pursuant to Article 5;

“Registration Rights Agreement” means the registration rights agreement dated on or around the Adoption Date between, amongst others, the Investors, the Founders and the Company, as the same may have been varied, supplemented, adhered to or superseded in accordance with its terms for the time being;

“Relevant Contract” means an employment contract or consulting agreement between a Founder and any Group Company, the terms of which require such Founder to work for such Group Company for at least an aggregate of four days per calendar month;

“Relevant Loss” has the meaning given to it in Article 41.4;

“Relevant Officer” has the meaning given to it in Article 41.4;

“Relevant Securities” means any Shares or other securities convertible into, or carrying the right to subscribe for Shares, issued by the Company after the Adoption Date or the grant by the Company from the Adoption Date of any right to subscribe or acquire any such Shares or other securities, in each case, other than:

(a)	the grant of any options under a Share Option Plan (and the issue of Shares on the exercise of any such options);

(b)	any Shares or other securities issued by the Company in order for the Company to comply with its obligations under these Articles and/or the Investment Agreement;

(c)	any C Ordinary Shares issued by the Company which has been approved by the Board and by Investor Consent, by the Dawn Capital Director and by the Insight Director;

(d)	any Shares or other securities issued by the Company in consideration of the acquisition of any company or business which has been approved by the Board and by Investor Consent, by the Dawn Capital Director and by the Insight Director;

(e)	any Shares or other securities issued by the Company to customers, suppliers or original equipment manufacturers (or other strategic partners) (excluding to any Member) in connection with the supply of goods or services to or from them which has been approved by the Board and by Investor Consent;

(f)	the issue of up to 50,000 B Ordinary Shares which may be payable in consideration for the lapse of an agreement between the Company and Barry Gill; and

(g)	the issue of up to 16,667 B Ordinary Shares which may be payable in consideration for the lapse of an agreement between the Company and Dharshan Singh;

“Restricted Shares” has the meaning given to it in Article 30.4;

“Sale Date” has the meaning given to it in Article 31.3;

“Sale Proceeds” has the meaning given to it in Article 20.1;

“Sale Shares” has the meaning given to it in Article 28.2.1;

“Second Offerees” means the persons to whom the offer is to be made second in accordance with Articles 28.8, 28.9 or 28.10;

“Second Offer Period” has the meaning given to it in Article 28.13;

“Secretary” means any person duly appointed to perform any of the duties of secretary of the Company (including a temporary or assistant secretary), and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed;

“Seller” has the meaning given to it in Article 28.2;

“Sellers’ Shares” has the meaning given to it in Article 32.1;

“Selling Founder” has the meaning given to it in Article 33.1;

“Selling Members” has the meaning given to it in Article 32.1;

“Series A Majority” means the consent of the holders of a majority of the Series A Preferred Shares then in issue;

“Series A Preference Amount” has the meaning given to it in Article 19.1.2;

“Series A Previously Paid Amount” means in respect of a Series A Preferred Share an amount equal to the total of all capital and income paid in respect of a Series A Preferred Share pursuant to and in accordance with Article 20.2 (whether by way of dividend, redemption, cancellation, special distribution or otherwise) and, where the whole or any part of the amount paid pursuant to and in accordance with Article 20.2 is in a form other than cash, the value of the Series A Previously Paid Amount which is not paid in cash shall be the amount agreed in writing between the Board and a Series A Majority (in the absence of agreement within 10 Business Days after a written request from the Board or a Series A Majority, the amount certified by the Independent Expert (acting as experts and not as arbitrators) as being, in their opinion, the current cash value of the non-cash part of any such amount;

“Series B Majority” means the consent of the holders of a majority of the Series B Preferred Shares then in issue;

“Series B Preference Amount” has the meaning given to it in Article 19.1.1;

“Series A Preferred Shares” means the convertible series A preferred shares of $0.012 each in the capital of the Company;

“Series B Preferred Shares” means the convertible series B preferred shares of $0.012 each in the capital of the Company;

“Series B Previously Paid Amount” means in respect of a Series B Preferred Share an amount equal to the total of all capital and income paid in respect of a Series B Preferred Share pursuant to and in accordance these Articles (whether by way of dividend, redemption, cancellation, special distribution or otherwise) and, where the whole or any part of the amount paid pursuant to and in accordance with these Articles is in a form other than cash, the value of the Series B Previously Paid Amount which is not paid in cash shall be the amount agreed in writing between the Board and a Series B Majority, or, in the absence of agreement within 10 Business Days after a written request from the Board or a Series B Majority, the amount certified by the Independent Expert (acting as experts and not as arbitrators) as being, in their opinion, the current cash value of the non-cash part of any such amount;

“Member” means a holder for the time being of Shares;

“Share Option Plan” means any share option plan for the benefit of directors, employees and/or consultants of any Group Company in effect on the Adoption Date and any new share option plan for the benefit of directors, employees and/or consultants of any Group Company adopted by the remuneration committee of the Board pursuant to the Investment Agreement or otherwise which the Board and an Investor Majority with Founder Consent identifies in writing as being a Share Option Plan for the purposes of these Articles;

“Shares” means shares (of any class) in the capital of the Company;

“Share Sale” means the sale of (or the grant of a right to acquire or to dispose of) any Shares (in one transaction or as a series of transactions) which would, if completed, result in the buyer of those Shares (or grantee of that right) and persons acting in concert with him together acquiring a Controlling Interest, except where the Members and the proportion of Shares held by each of them following completion of the sale are the same as the Members and their shareholdings in the Company immediately prior to the sale;

“Special Resolution” means a resolution of the Company passed as a special resolution in accordance with the Law save that the majority required to pass the resolution shall be three quarters of the votes cast by those Members who (being entitled to do so) vote in person or by proxy at the relevant meeting;

“Trade Marks” the trade and service marks and applications, together with associated logos, owned by any Group Company;

“Transfer Notice” has the meaning given to it in Article 28.2;

“Transfer Price” has the meaning given to it in Article 29.1;

“Written Instruments” means any document or instrument in writing and includes contracts, agreements, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, releases, receipts, discharges, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

2.2	In these Articles, unless inconsistent with the subject or context:

2.2.1	a reference to an “Article” is a reference to the relevant numbered article of these Articles unless expressly provided otherwise

2.2.2	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

2.2.3	the word “signed” shall be construed as including a signature or representation of a signature affixed by mechanical or other means;

2.2.4	the words “in writing” shall be construed as including written, printed, telexed, electronically transmitted or any other mode of representing or reproducing words in a visible form;

2.2.5	the expression “officer” shall include, in relation to a body corporate, a director, alternate director, manager, executive officer and company secretary (including, in the case of the Company, the Directors, any alternate Directors, the Secretary and any executive officers of the Company who are not Directors) but shall not include auditors (being, in the case of the Company, the Auditors);

2.2.6	words importing “persons” shall be construed as including companies or associations or bodies of persons whether incorporated or unincorporated; words importing the singular number shall be construed as including the plural number and vice versa; words importing one gender only shall be construed as including any other gender;

2.2.7	a reference to the Company being a “private company” or a “public company” is a reference to such status as determined for the time being in accordance with the Law;

2.2.8	the word “includes” shall mean “includes without limitation”;

2.2.9	the words “pay” and “paid” shall be construed as including every form of settlement, including a transfer or vesting of moveable or immoveable property;

2.2.10	references to A Ordinary Shares being in issue immediately after a Listing or A Ordinary Shares being offered as part of a Listing or words with a similar effect shall be deemed to be references to any class of shares into which the A Ordinary Shares are redesignated as part of the Listing;

2.2.11	any word or expression defined in the Law on the adoption of these Articles shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles except that company shall mean any body corporate;

2.2.12	references to $, dollars or cents are to the lawful currency of the United States of America;

2.2.13	where any expression is defined or the interpretation of it is set out herein, other parts of speech of such expression shall have a corresponding meaning; and

2.2.14	references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed.

2.3	Headings in these Articles are used for convenience only and shall not affect the construction or interpretation of these Articles.

2.4	In these Articles, words denoting the singular include the plural and vice versa and reference to one gender includes the other gender and neuter and vice versa.

2.5	Unless expressly provided otherwise, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of:

2.5.1	any subordinate legislation from time to time made under it; and

2.5.2	any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

3.	SHARE CAPITAL

The share capital of the Company is as specified in the Memorandum of Association as at the date of adoption of these Articles and the shares of the Company shall have the rights and be subject to the conditions contained in these Articles.

4.	SHARE CERTIFICATES

4.1	Every Member shall be entitled:

4.1.1	without payment, to one certificate for all his shares of each class and, when part only of the shares comprised in a certificate is sold or transferred, to a new certificate for the remainder of the shares so comprised; or

4.1.2	upon payment of such sum for each certificate as the Directors shall from time to time determine, to several certificates each for one or more of his shares of any class.

4.2	Every certificate shall be issued within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide), shall be issued either under seal or signed by two Directors or by one Director and the Secretary, and shall specify the shares to which it relates, whether or not the shares are fully paid up and, if so required by the Law, the distinguishing numbers of such shares.

4.3	In respect of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

4.4	If a share certificate is defaced, damaged, lost or destroyed, it may be renewed on payment of such fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in relation thereto as the Directors think fit.

5.	REGISTER OF MEMBERS

The Directors shall keep or cause to be kept at the Office or at such other place in Jersey where it is made up, as the Directors may from time to time determine, a Register in the manner required by the Law. In each year the Directors shall prepare or cause to be prepared and filed an annual return containing the particulars required by the Law.

6.	JOINT HOLDERS

6.1	Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with the benefit of survivorship, subject to the following provisions:

6.1.1	the Company shall not be bound to register more than four persons as the joint holders of any share;

6.1.2	the joint holders of any share shall be liable, severally as well as jointly, in respect of all payments to be made in respect of such share;

6.1.3	any one of such joint holders may give a good receipt for any distribution, bonus issue, return of capital or other monies payable to such joint holders in respect of that share;

6.1.4	only the senior of the joint holders of a share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to the senior joint holder shall be deemed notice to all the joint holders; and

6.1.5	for the purpose of the provisions of this Article, seniority shall be determined by the order in which the names of the joint holders appear in the Register.

7.	LIEN

7.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable at a fixed time in respect of such shares; and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single Member for all the debts and liabilities of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually commenced or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person whether a Member or not. The Company’s lien (if any) on a share shall extend to all distributions, bonus issues, returns of capital or other monies payable thereon or in respect thereof. The Directors may resolve that any share shall, for such period as they think fit, be exempt from the provisions of this Article.

7.2	The Company may sell any shares on which the Company has a lien in such manner as the Directors think fit, but no sale shall be made unless some monies in respect of which the lien exists are presently payable, and fourteen days have expired after a notice, stating and demanding payment of the monies presently payable and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

7.3	The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise a person to execute an instrument of transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

8.	CALLS ON SHARES

8.1	The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium), provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable within fourteen days of the date appointed for payment of the last preceding call, and each Member shall (subject to being given at least fourteen clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.

8.2	A call may be made payable by instalments. A call may be postponed or wholly or in part revoked as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

8.3	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate determined by the Directors not exceeding the rate of ten per cent per annum.

8.4	Any sum which by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date (whether on account of the nominal amount of the share or by way of premium) shall, for all the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by or pursuant to the terms of issue, the same becomes payable, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.5	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

8.6	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the money uncalled and unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls. Any such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced. The Company may pay interest upon the money so received, or upon so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the Directors shall think fit provided that any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any distribution or bonus issue until the same would but for such advance become presently payable.

9.	FORFEITURE AND SURRENDER OF SHARES

9.1	If a Member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of such non-payment or accept their surrender instead of causing them to be so forfeited.

9.2	The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.

9.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof have been made, be forfeited by a resolution of the Directors to that effect, and such forfeiture shall include all distributions, bonus issues, returns of capital or other monies which shall have been resolved to be paid or made on the forfeited shares and not actually paid or made before the forfeiture.

9.4	When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice or to make such entry as aforesaid.

9.5	A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any other person as aforesaid.

9.6	A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the forfeited or surrendered shares but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares, with interest thereon at a rate determined by the Directors not exceeding ten per cent per annum from the date of forfeiture or surrender as the case may be until payment and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

9.7	An affidavit by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated therein shall be conclusive evidence of the facts so stated as against all persons claiming to be entitled to the share and such affidavit and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

9.8	The provisions of these Articles as to forfeiture and surrender shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time (whether on account of the nominal amount of the share or by way of premium) as if the same had been payable by virtue of a call duly made and notified.

10.	NUMBER OF DIRECTORS

The number of Directors shall not exceed eight but shall not be less than two.

11.	PROCEEDINGS OF DIRECTORS

11.1	The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Law or these Articles required to be exercised by the Company in general meeting, and the power and authority to represent the Company in all transactions relating to moveable and immoveable property and all other legal or judicial transactions, acts and matters and before all courts of law shall be vested in the Directors.

11.2	The Directors’ powers shall be subject to these Articles, the Law and to such regulations, being not inconsistent with these Articles or the Law, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

11.3	The Directors may, acting with Investor Consent and Founder Consent, by power of attorney, mandate or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

11.4	Any decision of the Directors must be taken at a meeting of Directors in accordance with these Articles or must be a decision taken in accordance with Article 11.5 (subject to Articles 11.6 and 11.7). All decisions made at any meeting of the Directors (or any committee of the Directors) shall be made only by resolution and resolutions at any meeting of the Directors (or committee of the Directors) shall be decided by a majority of votes (subject to any specific consent rights of any Director set forth herein).

11.5	A unanimous decision of the Directors is taken when all Eligible Directors indicate to each other by any means that they share a common view on a matter.

11.6	A decision taken in accordance with Article 11.5 may take the form of a resolution in writing, where each Eligible Director has signed one or more copies of it, or to which each Eligible Director has otherwise indicated agreement in writing.

11.7	A decision may not be taken in accordance with Article 11.5 if the Eligible Directors would not have formed a quorum at a Directors’ meeting to vote on the matter in accordance with Articles 11.12 and 11.13.

11.8	The Directors may delegate any of their powers (and, if the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated) acting with Investor Consent and Founder Consent to committees consisting of such Directors or Director or such other persons as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any procedures or regulations that may be imposed on it by the Directors and which prevail over rules derived from these articles of association if they are not consistent with them (acting with Investor Consent and Founder Consent). The meetings and proceedings of any such committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article. The directors may revoke any delegation in whole or in part or alter its terms and conditions, in each case acting with Investor Consent and Founder Consent.

11.9	If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them, each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating, notwithstanding that all the Directors so participating are not present together in the same place. The place of any such meeting shall be recorded as the place at which the chairman is present, unless the Directors otherwise determine.

11.10	All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

11.11	Meetings of the Directors shall take place at least six (6) times in each year, at least four (4) of which will be held in person (meaning at least a quorum of Directors are physically present in the same location), with a period of not more than ten (10) weeks between any two meetings. Any Director may call a meeting of the Directors, or authorise the company secretary (if any) to give such notice. At least five Business Days’ advance notice in writing of each such meeting shall be given to each Director (except with the prior consent in writing of the Insight Director, the Index Director, the Dawn Capital Director and Founder Consent, when meetings of the Directors may take place less frequently or on shorter notice).

11.12	Subject to Article 43, the quorum for any meeting (or, where specified below, part of a meeting) of the Directors shall be five Eligible Directors, which must include the Insight Director, the Index Director, the Dawn Capital Director and the Founder Directors (but, in each case, only if the appointing Founder continues to be an Active Founder) in office for the time being, unless:

11.12.1	there is no such director in office for the time being; or

11.12.2	such director has, in respect of any particular meeting (or part of a meeting), otherwise agreed ahead of such meeting; or

11.12.3	such director is not, in respect of any particular meeting (or part of a meeting), an Eligible Director,

in which case, subject to Article 11.13, the quorum for such meeting (or part of the meeting, as the case may be) shall be any two Eligible Directors. If the necessary quorum is not present within 30 minutes from the time appointed for the meeting, or if, during a meeting, such quorum ceases to be present, the meeting shall stand adjourned to such time and place as the Directors determine being no less than 7 and no more than 14 days later. If a quorum is not present at any such adjourned meeting within 30 minutes from the time appointed, then the meeting shall proceed.

11.13	For the purposes of any meeting (or part of a meeting) held pursuant to Article 16.2 to authorise a Conflict (as defined in Article 16.2), if there is only one Eligible Director in office other than the conflicted Director(s), the quorum for such meeting (or part of a meeting) shall be one Eligible Director.

11.14	If the number of Directors in office for the time being is less than two, the Director in office must not take any decision other than a decision to:

11.14.1	appoint further Directors; or

11.14.2	call a general meeting so as to enable the Members to appoint further Directors.

11.15	Questions arising at any meeting of the Directors shall be decided by a majority of votes. If there is an equality of votes, the Chairman (or other chairman of the meeting) shall not have a second or casting vote.

11.16	Where decisions of the Directors are taken by electronic means, such decisions shall be recorded by the Directors in permanent form, so that they may be read with the naked eye.

12.	DIRECTORS’ RESOLUTIONS IN WRITING

12.1	A resolution in writing of which notice has been given to all of the Directors or to all of the members of a committee appointed pursuant to Article 11.8 (as the case may be), if signed by a majority of the Directors or of the members of such committee (as the case may be), shall be valid and effectual as if it had been passed at a meeting of the Directors or of the relevant committee duly convened and held and may consist of two or more documents in like form each signed by one or more of the Directors or members of the relevant committee.

13.	MINUTE BOOK

13.1	The Directors shall cause all resolutions in writing passed in accordance with Articles 34.1 and 11 and minutes of proceedings at all general meetings of the Company or of the holders of any class of the Company’s shares and of the Directors and of committees appointed by the Directors to be entered in books kept for the purpose. Any minutes of a meeting, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

14.	APPOINTMENT AND REMOVAL OF DIRECTORS

14.1	Subject to the provisions of Article 10, the Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.

14.2	At any general meeting at which a Director retires or is removed from office the Company may elect a Director to fill the vacancy, unless the Company determines to reduce the number of Directors in office.

14.3	If the Company in general meeting determines to increase the number of Directors in office the Company shall elect additional Directors.

14.4	Seven clear days’ notice shall be given to the Company of the intention of any Member to propose any person for election to the office of Director provided always that, if the Members present in person at a general meeting unanimously consent, the chairman of such meeting may waive the said notice and submit to the meeting the name of any person duly qualified and willing to act.

14.5	The office of a Director shall be vacated if:

14.5.1	he resigns his office by notice to the Company; or

14.5.2	he ceases to be a Director by virtue of any provision of the Law or becomes prohibited or disqualified by law from being a Director; or

14.5.3	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

14.5.4	he is removed from office by resolution of the Members; or

14.5.5	he is convicted of a criminal offence (other than a minor motoring offence) and a majority of the other Directors resolve that he cease to be a Director; or

14.5.6	a majority of the other Directors resolve that he cease to be a Director, save in the case of an Insight Director, an Index Director, a Dawn Capital Director and a Founder Director who may not be so removed.

14.6	Unless otherwise specified in the instrument or resolution of appointment, a Director shall hold office until he resigns, or is disqualified or removed in accordance with Article 14.5.

15.	DIRECTORS, OBSERVERS AND CHAIRMAN

15.1	For so long as it is a Member, the Lead Index Investor shall from time to time have the right:

15.1.1	to appoint, by notice in writing addressed to the Company, and to maintain in office, one person as a Director (the “Index Director”) and to remove such Index Director and to appoint a replacement; or

15.1.2	to appoint a representative to attend as an observer at each and any meeting of the Board and of each and any committee of the Board who will be entitled to speak at any such meetings but will have no vote and no authority to bind the Company in any way.

15.2	For so long as it is a Member, Dawn Capital shall from time to time have the right jointly:

15.2.1	to appoint, by notice in writing addressed to the Company, and to maintain in office, one person as a Director (the “Dawn Capital Director”) and jointly to remove such Dawn Capital Director and to appoint a replacement; or

15.2.2	to appoint a representative to attend as an observer at each and any meeting of the Board and of each and any committee of the Board who will be entitled to speak at any such meetings but will have no vote and no authority to bind the Company in any way.

15.3	For so long as it is a Member, Insight shall from time to time have the right:

15.3.1	to appoint, by notice in writing addressed to the Company, and to maintain in office, one person as a Director (the “Insight Director”) and to remove such Insight Director and to appoint a replacement; or

15.3.2	to appoint a representative to attend as an observer at each and any meeting of the Board and of each and any committee of the Board who will be entitled to speak at any such meetings but will have no vote and no authority to bind the Company in any way.

15.4	Peter Bauer and Neil Murray shall each have the right:

15.4.1	to appoint, by notice in writing addressed to the Company, and to maintain in office, one person as a Director (each a “Founder Director”) and to remove any such Founder Director and to appoint a replacement; or

15.4.2	to appoint a representative to attend as an observer at each and any meeting of the Board and of each and any committee of the Board who will be entitled to speak at any such meetings but will have no vote and no authority to bind the Company in any way.

15.5	Any appointment or removal of an Index Director, a Dawn Capital Director, an Insight Director or a Founder Director made in accordance with Articles 15.1 to 15.4 (inclusive) shall take immediate effect upon receipt (or deemed receipt) by the Company of such notice in writing, or the production of such notice at a meeting of the Directors or, if later, the date (if any) specified in such notice.

15.6	Each of the Index Director, the Dawn Capital Director and the Insight Director shall be entitled to be appointed to any committee of the Directors established from time to time. On the receipt of the request in writing of his appointor(s), the Company shall procure that an Index Director, the Dawn Capital Director, the Insight Director and the Founder Directors (as the case may be) shall be appointed as a director of any other Group Company, to the extent specified in such request.

15.7	A Director need not be a Member but shall nevertheless be entitled to receive notice of and to attend and speak at any general meeting or at any separate meeting of the holders of any class of shares in the Company.

15.8	The reasonable expenses of each Director and each observer shall be payable by the Company.

15.9	The Directors may appoint any person as chairman of the Board (“Chairman”) and may remove and replace any such Chairman. If there is no Chairman in office for the time being, or the Chairman is unable to attend any meeting of the Directors, the Directors present at the meeting must appoint another Director present at the meeting to chair the meeting and the appointment of the chairman of the meeting must be the first business of the meeting.

16.	TRANSACTIONS OR OTHER ARRANGEMENTS WITH DIRECTORS

16.1	A Director, including an alternate Director, may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director and may act in a professional capacity to the Company on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

16.2	Subject to the provisions of the Law and provided he has declared the nature and extent of his interests which conflict or may conflict to a material extent with the interests of the Company (a “Conflict”), a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company:

16.2.1	may be a party to, or otherwise interested in, any existing or proposed transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

16.2.2	shall be an Eligible Director for the purposes of any proposed decision of the Directors (or committee of the Directors) in respect of such existing or proposed transaction or arrangement in which he is interested;

16.2.3	shall be entitled to vote at a meeting of Directors (or of a committee of the Directors) or participate in any unanimous decision, in respect of such existing or proposed transaction or arrangement in which he is interested;

16.2.4	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

16.2.5	may be a Director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

16.2.6	shall not, save as he may otherwise agree, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

16.3	For the purposes of Article 16.2:

16.3.1	a general notice given to the Directors or Secretary in the manner there specified that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

16.3.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of that Director.

16.4	Where disclosure of an interest is made to the Secretary the Secretary shall inform the Directors that it has been made and table the notice of the disclosure at the next meeting of the Directors. Any disclosure at a meeting of the Directors shall be recorded in the minutes of the meeting.

16.5	A Director, notwithstanding his interest, may be counted in the quorum present at any meeting at which he is appointed to hold any office or place of profit under the Company, or at which the terms of his appointment are arranged, but he may not vote on his own appointment or the terms thereof.

16.6	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than:

16.6.1	the minimum number of Directors fixed by the Company in general meeting; or

16.6.2	the number fixed by the Directors as the quorum for meetings of the directors,

the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting of the Company.

16.7	If there are no Directors or no Director is able or willing to act, then any Member or the Secretary may summon a general meeting for the purpose of appointing Directors.

16.8	An Index Director, a Dawn Capital Director, an Insight Director and a Founder Director shall be entitled from time to time to disclose to his respective appointor(s) (and to any Permitted Transferee of such appointor) such information concerning the business and affairs of the Company as he shall at his discretion see fit.

16.9	A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Conflict which has been authorised by the Directors in accordance with these Articles or by the Company in general meeting (subject in each case to any terms and conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

17.	SECRETARY

The Directors may appoint any person who is willing to act as the Secretary for such term, at such remuneration and upon such conditions as they may think fit and from time to time remove such person and, if the Directors so decide, appoint a replacement, in each case by a decision of the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary. The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Law.

18.	DIVIDENDS

18.1	Any Available Profits which the Company may determine to distribute will be distributed among the holders of the Dividend Shares (pari passu as if they constituted Shares of the same class) pro rata to their respective holdings of Dividend Shares. For the avoidance of doubt, the C Ordinary Shares and the Deferred Shares do not carry the right to receive dividends in any circumstances.

18.2	The Directors may authorise and pay distributions (in cash or otherwise) at any time in accordance with the Law and these Articles provided that the Company obtains Investor Consent, Series B Majority Consent and Founder Consent to any such distributions.

18.3	In addition to the powers conferred on the Directors by Articles 18.1 and 18.2, subject to the provisions of the Law and these Articles, a distribution may be declared and paid as a dividend. A distribution declared and paid in accordance with the provisions of Article 18.4 and identified as a dividend shall be a dividend.

18.4	Subject to the provisions of the Law and these Articles:

18.4.1	the Company may by resolution declare a dividend in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors;

18.4.2	a general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to such resolution; and where any difficulty arises in regard to the distribution they may settle the same as they think expedient, and in particular may issue certificates representing part of a shareholding or fractions of shares, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of Members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or certificates representing part of a shareholding or fractions of shares, or any part thereof, and otherwise as they think fit;

18.4.3	the Directors may, if they think fit, from time to time pay to the Members such interim dividends provided that:

18.4.3.1	the Available Profits of the Company justify the payment; and

18.4.3.2	the Company obtains Investor Consent, the consent of the Series B Majority and Founder Consent to any such interim dividend; and

18.4.4	if at any time the share capital of the Company is divided into different classes, the Directors may pay interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights, as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends, provided that no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; the Directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the financial resources of the Company justify the payment. Provided the Directors act bona fide they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

18.5	Subject to any particular rights or limitations as to distributions for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued, all distributions shall be declared, apportioned and paid pro-rata according to the number of shares held by each Member save that, where a share is not fully paid, distributions shall be declared, apportioned and paid on that share in the same proportion as the amount paid up on that share bears to the aggregate issue price of that share during the portion or portions of the period in respect of which the distribution is paid. For the purposes of this Article, no amount paid up on a share in advance of a call shall be treated as paid up on that share.

18.6	The Directors may deduct from any distribution or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

18.7	All unclaimed distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No distribution shall bear interest as against the Company.

18.8	Any distribution which has remained unclaimed for a period of ten years from the date of declaration thereof shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

18.9	Any distribution or other monies payable on or in respect of a share may be paid by bank transfer or by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, and in the case of joint holders to any one of such joint holders, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

18.10	Any resolution approving or declaring a distribution (whether as a dividend or otherwise) on the shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors may specify that the same shall be payable to the persons registered as the holders of shares of the class concerned at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon such distribution shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such distribution of transferors and transferees of any shares of the relevant class.

18.11	Each dividend shall be distributed to the holders of the Dividend Shares (pari passu as if they constituted shares of the same class) pro rata to their respective holdings of Dividend Shares. All dividends shall be paid in cash.

19.	LIQUIDATION PREFERENCE

On a return of assets on liquidation, capital reduction or otherwise, the assets of the Company remaining after the payment of its liabilities shall be applied (to the extent that the Company is lawfully able to do so) in the following order of priority:

19.1.1	first, in paying to the holders of the Series B Preferred Shares in respect of each Series B Preferred Share held the Issue Price of that Series B Preferred Share, together with a sum equal to any arrears of any dividend due on that share (the Issue Price and any such dividend arrears, together, the “Series B Preference Amount”) less the Series B Previously Paid Amount and, if there is a shortfall of assets remaining to satisfy such payments in full, the proceeds shall be distributed to the holders of the Series B Preferred Shares pro rata to the aggregate amounts due under this Article 19.1.1 to each such Series B Preferred Share held; or

19.1.2	second, in paying to the holders of the Series A Preferred Shares in respect of each Series A Preferred Share held the Issue Price of that Series A Preferred Share, together with a sum equal to any arrears of any dividend due on that share (the Issue Price and any such dividend arrears, together, the “Series A Preference Amount”) less the Series A Previously Paid Amount and, if there is a shortfall of assets remaining to satisfy such payments in full, the proceeds shall be distributed to the holders of the Series A Preferred Shares pro rata to the aggregate amounts due under this Article 19.1.2 to each such Series A Preferred Share held;

19.1.3	third, in paying to the holders of the Distribution Shares an amount of £0.372 in respect of each Distribution Share held (as if they all constituted shares of the same class) (provided that if there are insufficient surplus assets to pay an amount of £0.372 in respect of each Distribution Share, the remaining surplus assets shall be distributed to the holders of the Distribution Shares pro rata to the number of Distribution Shares held (as if they all constituted shares of the same class));

19.1.4	fourth, in paying to the holders of the Deferred Shares, if any, a total of £6.00 for the entire class of Deferred Shares (which payment shall be deemed satisfied by payment to any one holder of Deferred Shares);

19.1.5	thereafter:

19.1.5.1	where the amount available for distribution to holders of B Ordinary Shares under this Article 19 is equal to or exceeds £1.842 per share, in distributing the balance among the holders of the Equity Shares (other than Series B Preferred Shares) pro rata to the number of Equity Shares (other than Series B Preferred Shares) held (as if they all constituted shares of the same class); or

19.1.5.2	where the amount available for distribution to holders of B Ordinary Shares under this Article 19 is less than £1.842 per share, in paying to the holders of the C Ordinary Shares, if any, a total of £6.00 for the entire class of C Ordinary Shares (which payment shall be deemed satisfied by payment to any one holder of C Ordinary Shares); and thereafter in distributing the balance among the holders of the Distribution Shares pro rata to the number of Distribution Shares held (as if they all constituted shares of the same class).

Notwithstanding anything contained herein to the contrary, upon a liquidation, capital reduction or otherwise, the holders of Series A Preferred Shares shall be entitled to receive the greater of (i) the amount such holders would have received under Article 19 as holders of Series A Preferred Shares, subject to a maximum amount in respect of each Series A Preferred Share equal to three (3) times the Series A Preference Amount, less the Series A Previously Paid Amount, and (ii) the amount such holders would have received if such holders had converted their Series A Preferred Shares into A Ordinary Shares in accordance with Article 23. For the avoidance of doubt, Series A Preferred Shares so converted (or deemed converted) into A Ordinary Shares shall be deemed “Distribution Shares” and “Ordinary Shares” for all purposes hereunder.

Notwithstanding anything contained herein to the contrary, upon a liquidation, capital reduction or otherwise, the holders of Series B Preferred Shares shall be entitled to receive the greater of (i) the amount such holders would have received under Article 19.1.1 and (ii) the amount such holders would have received if such holders had converted their Series B Preferred Shares into A Ordinary Shares in accordance with Article 23. For the avoidance of doubt, Series B Preferred Shares so converted (or deemed converted) into A Ordinary Shares shall be deemed “Distribution Shares” and “Ordinary Shares” for all purposes hereunder.

20.	EXIT PROVISIONS

20.1	The proceeds of a Share Sale shall be distributed amongst the Members selling Shares under a Share Sale in the order of priority set out in Article 19. The Directors shall not register any transfer of Shares if the consideration payable (including any deferred consideration) whether in cash or otherwise to those Members selling Shares under a Share Sale (“Sale Proceeds”) is not distributed in that manner provided that, if the Sale Proceeds are not settled in their entirety upon completion of the Share Sale:

20.1.1	the Directors may register the transfer of the relevant Shares, provided that the Sale Proceeds due on the date of completion of the Share Sale have been distributed amongst the Members selling Shares under a Share Sale in the order of priority set out in Article 19; and

20.1.2	each Member shall take any action (to the extent lawful and within its control) required by an Investor Majority to ensure that the balance of the Sale Proceeds are distributed amongst the Members selling Shares under a Share Sale in the order of priority set out in Article 19.

20.2	On a Disposal, the surplus assets of the Company remaining after payment of its liabilities shall be distributed (to the extent that the Company is lawfully permitted to do so) in the order of priority set out in Article 19, provided always that if it is not lawful for the Company to distribute its surplus assets in accordance with the provisions of these Articles, each Member shall (to the extent lawful and within its control) take any action required by an Investor Majority (including, but without prejudice to the generality of this Article 20.2, such action as may be necessary to put the Company into voluntary liquidation) so that Article 19 applies.

20.3	In the event of an Exit (including for these purposes a sale of the entire issued share capital of the Company to a new holding company of the Company, pursuant to a transaction where the Members and the proportion of Shares held by each of them following completion of the sale are the same as the Members and their shareholdings in the Company immediately prior to the sale) approved by the Directors (acting with Investor Consent, the consent of the holders of a majority of the Exit Shares in issue for the time being (treating the Exit Shares as the same class for this purpose), Founder Consent and the consent of the Series B Majority) (“Proposed Exit”), all Members shall consent to, vote for, raise no objections to and waive any applicable rights of pre-emption on transfer of Shares in connection with the Proposed Exit. The Members shall be required to take all lawful actions with respect to the Proposed Exit as are reasonably required by the Directors to facilitate the Proposed Exit, including signing any lock-up arrangements in respect of their Shares. If any Member fails to comply with the provisions of this Article 20.3:

20.3.1	the Company shall be constituted the agent of each defaulting Member for taking such actions as are necessary to effect the Proposed Exit;

20.3.2	the Directors may authorise an officer of the Company or a Member to execute and deliver on behalf of such defaulting Member all or any necessary documents; and

20.3.3	the Company may receive any purchase money due to the defaulting Member in trust for each of the defaulting Members (without any obligation to pay interest).

21.	SHARES

21.1	Without prejudice to any special rights for the time being conferred on the holders of any class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is required by Article 22 and subject to the Law) any share in the Company (including any share created on an increase or other alteration of share capital) may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to distributions, return of capital, bonus issues, voting or otherwise, as the Company may from time to time, by Special Resolution, determine.

21.2	Shares in the capital of the Company that are authorised but unissued shall be at the disposal of the Directors, and they may (subject to the provisions of Articles 21.1, 24 and 25) allot, grant options over, or otherwise dispose of them to such persons at such times and on such terms as they think proper.

21.3	The Company may issue fractions of shares in accordance with and subject to the provisions of the Law, provided that:

21.3.1	a fraction of a share shall be taken into account in determining the entitlement of a Member as regards distributions, return of capital, bonus issues or on a winding up; and

21.3.2	a fraction of a share shall not entitle a Member to a vote in respect thereof.

21.4	Subject to the Law and without prejudice to any special rights for the time being conferred on the holders of any class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is required by Article 22 and subject to the Law) the Company may, by Special Resolution, convert any existing non-redeemable limited shares (whether issued or not) into limited shares that are to be redeemed, or are liable to be redeemed in accordance with their terms, which may include provision for redemption at the option of either or both of the Company or the holder thereof.

21.5	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share, or (except only as by these Articles otherwise provided or as by law required) any interest in any fraction of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

21.6	The Company may, subject to the Law and without prejudice to any special rights for the time being conferred on the holders of any class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is required by Article 22 and subject to the Law), by altering its Memorandum of Association by Special Resolution, alter its share capital in any manner permitted by the Law.

21.7	Subject to the provisions of the Law and without prejudice to any special rights for the time being conferred on the holders of any class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is required by Article 22 and subject to the Law), the Company may, by Special Resolution, reduce its share capital in any way.

22.	VARIATION OF CLASS RIGHTS

22.1	Whenever the share capital of the Company is divided into different classes of Shares, the special rights attached to any such class may only be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding up) with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class (excluding any holders of Restricted Shares), save that the special rights attached to:

22.1.1	the Series A Preferred Shares may only be varied or abrogated with the consent of a Series A Majority,

22.1.2	the Series B Preferred Shares may only be varied or abrogated with the consent of a Series B Majority;

22.1.3	the Preferred Shares may only be varied or abrogated with Investor Consent; and

22.1.4	the Founder Shares may only be varied or abrogated with Founder Consent.

22.2	Without prejudice to the generality of Article 22.1, the special rights attaching to the Series A Preferred Shares shall be deemed to be varied if the Company:

22.2.1	alters or changes the rights, preferences or privileges attaching to the Series A Preferred Shares;

22.2.2	creates any new class or series of shares in the capital of the Company having rights, preferences or privileges senior to or on a parity with the Series A Preferred Shares;

22.2.3	offers or grants any registration rights to any shareholder or potential shareholder in the Company that are senior to or on parity with the registration rights as set out in the Registration Rights Agreement;

22.2.4	permits any amendment to these Articles (as adopted on the Adoption Date) or the passing of any resolution which is inconsistent with these Articles (as adopted on the Adoption Date); or

22.2.5	save as provided in Article 15, removes the Index Director.

22.3	Without prejudice to the generality of Article 22.1, the special rights attaching to the Series B Preferred Shares shall be deemed to be varied if the Company:

22.3.1	alters or changes the rights, preferences or privileges attaching to the Series B Preferred Shares;

22.3.2	creates any new class or series of shares in the capital of the Company having rights, preferences or privileges senior to or on a parity with the Series B Preferred Shares;

22.3.3	offers or grants any registration rights to any shareholder or potential shareholder in the Company that are senior to or on parity with the registration rights as set out in the Registration Rights Agreement;

22.3.4	permits any amendment to these Articles (as adopted on the Adoption Date) or the passing of any resolution which is inconsistent with these Articles (as adopted on the Adoption Date); or

22.3.5	save as provided in Article 15, removes the Insight Director.

22.4	Without prejudice to the generality of Article 22.1, the special rights attaching to the Preferred Shares (voting together as if the Preferred Shares constituted one and the same class) shall be deemed to be varied (but otherwise such matters shall not constitute a variation of the special rights of the Series A Preferred Shares or the Series B Preferred Shares unless such matters are expressly contemplated by Article 22.1 or 22.2, as the case may be) if the Company:

22.4.1	purchases, buys-in, redeems or reduces (other than pursuant to an existing agreement with a director, employee or consultant) share capital or consolidates or sub-divides share capital;

22.4.2	proposes or pays any dividend or proposes or makes any other distribution (as defined under sections 1000 or 1064 of CTA);

22.4.3	increases or decreases the maximum or minimum number of directors set out in these Articles;

22.4.4	ceases to carry on its business or takes any step to wind up any Group Company, save where it is insolvent (within the meaning of section 123 of the Insolvency Act 1986);

22.4.5	takes any step to place any Group Company into administration (whether by the filing of an administration application, a notice of intention to appoint an administrator or a notice of appointment), or enters into any arrangement, scheme, moratorium, compromise or composition with its creditors (whether under Part I of the Insolvency Act 1986, the Law or otherwise) or applies for an interim order under Part 1 of the Insolvency Act 1986, or invites the appointment of a receiver or administrative receiver over all or any part of any Group Company’s assets or undertaking;

22.4.6	negotiates or permits the disposal or issue of shares in the Company amounting to a Share Sale or Listing or negotiates or permits a Disposal;

22.4.7	makes any material change to the nature of the business of any Group Company;

22.4.8	grants options to directors, employees and/or consultants of any Group Company in excess of the aggregate number set out in clause 7 of the Investment Agreement or amends or adopts any Share Option Plan other than pursuant the Investment Agreement;

22.4.9	makes any change to its auditors or its accounting reference date; or

22.4.10	incurs any obligation (whether or not conditional) to do any of the foregoing.

22.5	Without prejudice to the generality of Article 22.1, the special rights attaching to the Founder Shares shall be deemed to be varied if the Company:

22.5.1	purchases, buys-in, redeems or reduces (other than pursuant to an existing agreement with a director, employee or consultant) share capital or consolidates or sub-divides share capital;

22.5.2	proposes or pays any dividend or proposes or makes any other distribution (as defined under sections 1000 or 1064 of CTA);

22.5.3	increases or decreases the maximum or minimum number of directors set out in these Articles;

22.5.4	ceases to carry on its business or takes any step to wind up any Group Company, save where it is insolvent (within the meaning of section 123 of the Insolvency Act 1986);

22.5.5	takes any step to place any Group Company into administration (whether by the filing of an administration application, a notice of intention to appoint an administrator or a notice of appointment), or enters into any arrangement, scheme, moratorium, compromise or composition with its creditors (whether under Part I of the Insolvency Act 1986, the Law or otherwise) or applies for an interim order under Part 1 of the Insolvency Act 1986, or invites the appointment of a receiver or administrative receiver over all or any part of any Group Company’s assets or undertaking;

22.5.6	negotiates or permits the disposal or issue of shares in the Company amounting to a Share Sale or Listing or negotiates or permits a Disposal;

22.5.7	offers or grants any registration rights to any shareholder or potential shareholder in the Company that are senior to or on parity with the registration rights as set out in the Registration Rights Agreement;

22.5.8	permits any amendment to these Articles (as adopted on the Adoption Date) or the passing of any resolution which is inconsistent with these Articles (as adopted on the Adoption Date);

22.5.9	makes any material change to the nature of the business of any Group Company;

22.5.10	grants options to directors, employees and/or consultants of any Group Company in excess of the aggregate number set out in clause 7 of the Investment Agreement or amends or adopts any Share Option Plan other than pursuant the Investment Agreement;

22.5.11	save as provided in Article 15, removes a Founder Director; or

22.5.12	incurs any obligation (whether or not conditional) to do any of the foregoing.

22.6	The creation of a new class of Shares which has preferential rights to one or more existing classes of Shares shall not, except as provided in Articles 22.2, 22.3 and/or 22.5, constitute a variation of the rights of those existing classes of Shares.

23.	CONVERSION OF SHARES

23.1	Any holder of Series B Preferred Shares may at any time, by notice in writing to the Company, require conversion of all of the Series B Preferred Shares held by it at any time into the same number of A Ordinary Shares. Those Series B Preferred Shares specified in any such notice shall convert automatically on the date of service of such notice on the Company (unless such notice states that conversion is to be effective on some later date, or when any conditions specified in the notice have been fulfilled, in which case conversion shall take effect on that later date, or when such conditions have been fulfilled, as the case may be). All of the Series B Preferred Shares shall automatically convert into the same number of A Ordinary Shares on the date of:

23.1.1	a Qualifying Listing; or

23.1.2	service on the Company of a notice by the Series B Majority requiring conversion of all of the Series B Preferred Shares (unless such notice states that conversion is to be effective on some later date, or when any conditions specified in the notice have been fulfilled, in which case conversion shall take effect on that later date, or when such conditions have been fulfilled, as the case may be).

23.2	Any holder of Series A Preferred Shares may at any time, by notice in writing to the Company, require conversion of all of the Series A Preferred Shares held by it at any time into the same number of A Ordinary Shares. Those Series A Preferred Shares specified in any such notice shall convert automatically on the date of service of such notice on the Company (unless such notice states that conversion is to be effective on some later date, or when any conditions specified in the notice have been fulfilled, in which case conversion shall take effect on that later date, or when such conditions have been fulfilled, as the case may be). All of the Series A Preferred Shares shall automatically convert into the same number of A Ordinary Shares on the date of a Qualifying Listing.

23.3	Any holder of Founder Shares may at any time, by notice in writing to the Company, require conversion of all or any of the Founder Shares held by it at any time into the same number of A Ordinary Shares. Those Founder Shares specified in any such notice shall convert automatically on the date of service of such notice on the Company (unless such notice states that conversion is to be effective on some later date, or when any conditions specified in the notice have been fulfilled, in which case conversion shall take effect on that later date, or when such conditions have been fulfilled, as the case may be). All of the Founder Shares shall automatically convert into the same number of A Ordinary Shares on the date of a Qualifying Listing.

23.4	All of the B Ordinary Shares shall automatically convert into the same number of A Ordinary Shares on the date of a Listing. The B Ordinary Shares shall not otherwise be convertible into any other class of shares.

23.5	Any holder of C Ordinary Shares may at any time, by notice in writing to the Company, require conversion of some or all of the C Ordinary Shares held by it at any time into the same number of Deferred Shares. Immediately upon the occurrence of a Listing the C Ordinary Shares shall be automatically converted into such number of A Ordinary Shares so that the aggregate Realisation Price of such A Ordinary Shares would be equal to the value of any payment due to the holder of such C Ordinary Shares pursuant to Article 19 if such Listing was a Share Sale at the Pre-New Money Valuation. Where the total number of A Ordinary Shares to be received by a person holding C Ordinary Shares as a result of the conversion under this Article 23.5 would not be a whole number, it will be rounded to the nearest whole number. The remaining C Ordinary Shares shall be automatically converted into the same number of Deferred Shares. The C Ordinary Shares shall not otherwise be convertible into any other class of shares.

23.6	In the case of a conversion pursuant to:

23.6.1	Articles 23.1, 23.2, 23.3 or 23.5 (other than on a Qualifying Listing), at least 10 Business Days after the date of conversion; or

23.6.2	a Listing and/or Qualifying Listing (as the case may be), at least 5 Business Days before the date of the Listing and/or Qualifying Listing (as the case may be),

each holder of the relevant Shares converted or to be converted shall deliver the certificate(s) (or an indemnity in a form reasonably satisfactory to the Directors for any lost share certificate) for the Shares being converted (together with such other evidence (if any) as the Directors may reasonably require to prove good title to those Shares) to the Company at its registered office for the time being.

23.7	Where conversion of any Share is mandatory on the occurrence of a Listing and/or a Qualifying Listing (as the case may be), that conversion shall only be effective immediately before such a Listing and/or a Qualifying Listing (as the case may be). If such a Listing and/or a Qualifying Listing (as the case may be) does not become effective, or does not take place, such conversion shall be deemed not to have occurred.

23.8	On conversion pursuant to this Article 23:

23.8.1	the relevant Shares shall (without any further authority than that contained in these Articles) stand converted into such number of A Ordinary Shares and Deferred Shares (in the case of the C Ordinary Shares only) as determined in accordance with the provisions of this Article 23 (subject to adjustment to take account of any sub-division, consolidation of either the Shares being converted or the A Ordinary Shares at any time before a conversion in accordance with this Article 23) and the A Ordinary Shares and the Deferred Shares (in the case of the C Ordinary Shares only) resulting from the conversion shall rank pari passu in all respects with the existing issued A Ordinary Shares or Deferred Shares (as the case may be); and

23.8.2	the Company shall, if it has sufficient Available Profits, pay to the holder(s) of the Shares being converted a dividend equal to any arrears and accruals of dividends in relation to those Shares. If the Company has insufficient Available Profits to pay all such arrears and accruals of dividend amounts in full then it shall pay the same to the extent that it is lawfully able to do so and the unpaid balance shall be a debt due from the Company which shall accrue interest daily (assuming a 365 day year) at the rate of 2% above the base lending rate of Barclays Bank plc in respect of the period from the due date to the actual date of payment. The first Available Profits arising shall be applied in or towards paying off the debt and interest accrued.

23.9	Forthwith following a conversion pursuant to this Article 23, the Company shall enter the holder(s) of the converted Shares in the register of Members of the Company as the holder(s) of the appropriate number of A Ordinary Shares and Deferred Shares (in the case of the C Ordinary Shares only) subject to the relevant holder of Shares delivering the relevant share certificate(s) (or indemnity or other evidence) in respect of the Shares being converted in accordance with Article 23.6.

23.10	The Deferred Shares may be redeemed or otherwise bought-back by the Company at any time at its option for one penny for all the Deferred Shares registered in the name of any holder without obtaining the sanction of the holder or holders.

23.11	The allotment or issue of Deferred Shares shall be deemed to confer irrevocable authority on the Board at any time after their allotment or issue to appoint any person to execute or give on behalf of the holder of those shares a transfer of them to such person or persons as the Company may determine.

23.12	Whenever as a result of a consolidation of Shares any Members would become entitled to fractions of a Share, the Directors may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

24.	ANTI-DILUTION

24.1	If the Company issues any Relevant Securities without consideration or for a consideration per Share less than the Issue Price of the Series A Preferred Shares (a “Qualifying A Issue”), the Company shall make a bonus issue of such number of Series A Preferred Shares (“Anti-Dilution A Shares”) to each holder for the time being of Series A Preferred Shares (unless and to the extent, in respect of any holder of Series A Preferred Shares, such holder has specifically waived the application of its rights under this Article 24 in respect of any particular issue of Relevant Securities) (each an “Exercising A Investor”) as shall be calculated in accordance with Article 24.2.

24.2	The number of Anti-Dilution A Shares to be issued to each Exercising A Investor shall be the number equal to A (rounded down to the nearest whole number), where A is calculated as follows:

A         =         ((P / WA) x T)) – T

Where:

A = the number of Anti-Dilution A Shares to be issued to the Exercising A Investor.

WA = ((N x P) + (K x L)) / (N + K).

N = the total number of Series A Preferred Shares in issue immediately prior to the Qualifying A Issue.

P = the Issue Price of each Series A Preferred Share subscribed by the relevant Exercising A Investor.

K = the total number of Relevant Securities comprised within the Qualifying A Issue.

L = the Issue Price (in pounds sterling) per Relevant Security of the Qualifying A Issue.

T = the number of Series A Preferred Shares held by the relevant Exercising A Investor prior to the Qualifying A Issue.

24.3	If the Company issues any Relevant Securities without consideration or for a consideration per Share less than the Issue Price of the Series B Preferred Shares (a “Qualifying B Issue”), the Company shall make a bonus issue of such number of Series B Preferred Shares (“Anti-Dilution B Shares”) to each holder for the time being of Series B Preferred Shares (unless and to the extent, in respect of any holder of Series B Preferred Shares, such holder has specifically waived the application of its rights under this Article 24 in respect of any particular issue of Relevant Securities) (each an “Exercising B Investor”) as shall be calculated in accordance with Article 24.4.

24.4	The number of Anti-Dilution B Shares to be issued to each Exercising B Investor shall be the number equal to A (rounded down to the nearest whole number), where A is calculated as follows:

A         =         ((P / WA) x T)) – T

Where:

A = the number of Anti-Dilution B Shares to be issued to the Exercising B Investor.

WA = ((N x P) + (K x L)) / (N + K).

N = the total number of Series B Preferred Shares in issue immediately prior to the Qualifying B Issue.

P = the Issue Price of each Series B Preferred Share subscribed by the relevant Exercising B Investor.

K = the total number of Relevant Securities comprised within the Qualifying B Issue.

L = the Issue Price (in pounds sterling) per Relevant Security of the Qualifying B Issue.

T = the number of Series B Preferred Shares held by the relevant Exercising B Investor prior to the Qualifying B Issue.

24.5	The Anti-Dilution Shares shall:

24.5.1	be issued at a price per share equal to the nominal value of each Anti-Dilution Share which shall be paid up by the automatic capitalisation of available reserves of the Company (without any further authority required than that contained in these Articles);

24.5.2	within 10 Business Days of the date of the Qualifying Issue be issued to the relevant Exercising Investors who accept the offer in accordance with Articles 24.1 and/or 24.3 and credited as fully paid up in cash; and

24.5.3	shall rank pari passu in all respects with the existing Series A Preferred Shares in the case of Anti-Dilution A Shares and the existing Series B Preferred Shares in the case of Anti-Dilution B Shares.

24.6	If and to the extent that the Company is prohibited from issuing all of the Anti-Dilution Shares in accordance with Article 24.5 (whether by virtue of the Law or otherwise), the entitlement of each Exercising Investor to such an issue of Anti-Dilution Shares shall be reduced:

24.6.1	in the case of Anti-Dilution A Shares, in the same proportion that its holding of Series A Preferred Shares bears to the total number of Series A Preferred Shares held by the Exercising A Investors and each Exercising A Investor shall be notified by the Company and shall, in addition, be entitled, at any time within the period of 15 Business Days from the date of such notice, to subscribe at par for the balance of that number of Anti-Dilution A Shares to which he would otherwise be entitled to receive pursuant to Article 24.2;

24.6.2	in the case of Anti-Dilution B Shares, in the same proportion that its holding of Series B Preferred Shares bears to the total number of Series B Preferred Shares held by the Exercising B Investors and each Exercising B Investor shall be notified by the Company and shall, in addition, be entitled, at any time within the period of 15 Business Days from the date of such notice, to subscribe at par for the balance of that number of Anti-Dilution B Shares to which he would otherwise be entitled to receive pursuant to Article 24.4;

in each case, (without any further authority required than that contained in these Articles) and Article 24.5.3 shall apply to the shares issued as a result of such a subscription;

24.7	In the case of an issue of Relevant Securities for a consideration in whole or in part other than in cash, the Issue Price of each Relevant Security for the purposes of Articles 24.1 to 24.4 (inclusive) shall be a price certified by the Independent Expert (acting as experts and not as arbitrators) as being, in their opinion, the current cash value of the non-cash consideration for the allotment of the Relevant Securities.

24.8	In the event of any Issue or Re-organisation, the Issue Price of each Series B Preferred Share and the Issue Price of each Series A Preferred Share shall be adjusted to take account of such Issue or Re-organisation on such basis as may be agreed between (x) the Directors and a Series B Majority (in the case of an adjustment to the Issue Price of the Series B Preferred Shares) and (y) the Directors and a Series A Majority (in the case of an adjustment to the Issue Price of the Series A Preferred Shares) or, failing such agreement within 10 Business Days after (and excluding) the date of such Issue or Re-organisation, as determined by the Independent Expert (at the Company’s cost).

24.9	If there is a dispute between the Company and any holder for the time being of Preferred Shares as to the operation of this Article 24, the matter shall be referred (at the cost of the Company) to the Independent Expert who shall determine the number of Anti-Dilution Shares to be issued.

24.10	The Independent Expert’s determination of any matter under this Article 24 shall, in the absence of manifest error, be final and binding on the Company and each of its Members.

24.11	In this Article 24, “Issue or Re-organisation” means any return of capital, issue of Relevant Securities by way of capitalisation of profits or reserves (other than a capitalisation issue in substitution for, or as an alternative to, a cash dividend which is made available to the holders of Series A Preferred Shares and/or Series B Preferred Shares), any consolidation, sub-division or any repurchase or redemption of Shares (other than Series A Preferred Shares and/or Series B Preferred Shares), or any variation in the Issue Price or conversion rate applicable to any other outstanding Shares of the Company.

25.	PRE-EMPTION RIGHTS ON THE ISSUE OF FURTHER SHARES

25.1	The Directors may not offer or allot more than 6,606,021 B Ordinary Shares.

25.2	If the Company proposes to allot, grant or issue any Relevant Securities, those Relevant Securities shall not be allotted, granted or issued to any person unless:

25.2.1	if the Relevant Securities are Series B Preferred Shares, the Company has first offered them to the holders (on the date of the offer) of the Series B Preferred Shares on a pari passu basis and in the respective proportions that the number of Series B Preferred Shares held by each such holder bears to the total number of Series B Preferred Shares held by all such holders (as nearly as possible without involving fractions);

25.2.2	if the Relevant Securities are Series A Preferred Shares, the Company has first offered them to the holders (on the date of the offer) of the Series A Preferred Shares on a pari passu basis and in the respective proportions that the number of Series A Preferred Shares held by each such holder bears to the total number of Series A Preferred Shares held by all such holders (as nearly as possible without involving fractions); and

25.2.3	if the Relevant Securities are shares of any other class the Company has first offered them to the holders (on the date of the offer) of the Series A Preferred Shares, the Series B Preferred Shares, the Founder Shares and the A Ordinary Shares on a pari passu basis (as if the same constituted one class of share) and in the respective proportions that the number of Series A Preferred Shares, Series B Preferred Shares, Founder Shares and A Ordinary Shares held by each such holder bears to the total number of Series A Preferred Shares, the Series B Preferred Shares, Founder Shares and A Ordinary Shares held by all such holders (as nearly as possible without involving fractions);

in each case, and on the same terms, and at the same price, as those Relevant Securities are being, or are to be, offered to any other person.

25.3	An offer made under Article 25.2 shall:

25.3.1	be in writing and give details of the number, class and subscription price (including any share premium) of the Relevant Securities being offered;

25.3.2	remain open for a period of at least 15 Business Days from the date of service of the offer; and

25.3.3	stipulate that any offeree who wishes to subscribe for a number of Relevant Securities in excess of the number to which he is entitled under Article 25.2 shall, in his acceptance, state the number of excess Relevant Securities (“Excess Securities”) for which he wishes to subscribe.

25.4	If, on the expiry of an offer made in accordance with Article 25.2, the total number of Relevant Securities applied for is less than the total number of Relevant Securities so offered, the Directors shall allot the Relevant Securities to the offerees in accordance with their applications, subject to a maximum of each offeree’s proportionate entitlement.

25.5	Any Relevant Securities not accepted by offerees pursuant to an offer made in accordance with Article 25.2 shall be used to satisfy any requests for Excess Securities made pursuant to Article 25.3.3. If there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants in the respective proportions that the number of Series B Preferred Shares (in the case of an offer of Series B Preferred Shares), the number of Series A Preferred Shares (in the case of an offer of Series A Preferred Shares) or the number of Series A Preferred Shares, Series B Preferred Shares, Founder Shares and A Ordinary Shares (in any other case) held by each such applicant bears to the total number of such Shares held by all applicants (as nearly as possible without involving fractions or increasing the number of Excess Securities allotted to any Member beyond that applied for by him).

25.6	If, after completion of the allotments referred to in Articles 25.4 and 25.5 as a result of an offer made pursuant to:

25.6.1	Article 25.2, not all of the Series B Preferred Shares have been allotted, the balance of such Series B Preferred Shares shall, subject to Article 25.11, be offered to the holders (on the date of the offer) of the Series A Preferred Shares, the Founder Shares and the A Ordinary Shares on a pari passu basis (as if the same constituted the same class of share) and in the respective proportions that the number of Series A Preferred Shares, Founder Shares and A Ordinary Shares held by each such holder bears to the total number of Series A Preferred Shares, Founder Shares and A Ordinary Shares held by all such holders (as nearly as possible without involving fractions) and on the same terms, and at the same price, as those Series B Preferred Shares were offered pursuant to Article 25.2.1

25.6.2	Article 25.2.2, not all of the Series A Preferred Shares have been allotted, the balance of such Series A Preferred Shares shall, subject to Article 25.11, be offered to the holders (on the date of the offer) of the Series B Preferred Shares, the Founder Shares and the A Ordinary Shares on a pari passu basis (as if the same constituted the same class of share) and in the respective proportions that the number of Series B Preferred Shares, Founder Shares and A Ordinary Shares held by each such holder bears to the total number of Series B Preferred Shares, Founder Shares and A Ordinary Shares held by all such holders (as nearly as possible without involving fractions) and on the same terms, and at the same price, as those Series A Preferred Shares were offered pursuant to Article 25.2.2.

25.7	An offer made under Article 25.6 shall:

25.7.1	be in writing and give details of the number, class and subscription price (including any share premium) of the Series B Preferred Shares or Series A Preferred Shares (as the case may be) being offered;

25.7.2	remain open for a period of at least 15 Business Days from the date of service of the offer; and

25.7.3	stipulate that any offeree who wishes to subscribe for a number of Series B Preferred Shares or Series A Preferred Shares (as the case may be) in excess of the number to which he is entitled under Article 25.6 shall, in his acceptance, state the number of excess Series B Preferred Shares or Series A Preferred Shares (as the case may be) (also “Excess Securities”) for which he wishes to subscribe.

25.8	If, on the expiry of an offer made in accordance with Article 25.6, the total number of Series B Preferred Shares or Series A Preferred Shares (as the case may be) applied for is less than the total number of Series B Preferred Shares or Series A Preferred Shares (as the case may be) so offered, the Directors shall allot the Series B Preferred Shares or Series A Preferred Shares (as the case may be) to the offerees in accordance with their applications, subject to a maximum of each offeree’s proportionate entitlement.

25.9	Any Series B Preferred Shares or Series A Preferred Shares (as the case may be) not accepted by offerees pursuant to an offer made in accordance with Article 25.6 shall be used to satisfy any requests for Excess Securities made pursuant to Article 25.7.3. If there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants in the respective proportions that the number of Series B Preferred Shares or Series A Preferred Shares (as the case may be), Founder Shares and A Ordinary Shares held by each such holder bears to the total number of Series B Preferred Shares or Series A Preferred Shares (as the case may be), Founder Shares and A Ordinary Shares held by all such holders (as nearly as possible without involving fractions or increasing the number of Excess Securities allotted to any Member beyond that applied for by him).

25.10	If, after completion of the allotments referred to in Articles 25.4 (where Article 25.2.3 was applicable) or 25.8 (where Article 25.6 was applicable), not all of the Relevant Securities have been allotted, the balance of such Relevant Securities shall, subject to Article 25.11, be offered to any other person(s) as the Directors may determine within one month of the date of the service of the Offer Notice made under Article 31.3 or, if so required, under Article 25.6, at the same price and on the same terms as the offer to the Members in accordance with this Article 25.

25.11	No Shares shall be allotted to any current or prospective employee or director of any Group Company unless such person shall first have entered into a joint election with the relevant Group Company under section 431 of the Income Tax (Earnings and Pensions) Act 2003 for the full disapplication of Chapter 2 of Part 7 of that Act.

26.	TRANSFER AND TRANSMISSION OF SHARES: GENERAL

26.1	In these Articles, reference to the transfer of a Share includes the transfer, assignment or other disposal of a beneficial or other interest in that Share, or the creation of a trust or encumbrance over that Share, and reference to a Share includes a beneficial or other interest in a Share.

26.2	No Share shall be transferred, and the Directors shall refuse to register a transfer of any Share, unless it is made in accordance with these Articles. Subject to Article 26.5, the Directors shall register any transfer made in accordance with these Articles, unless they have reasonable grounds to suspect that the proposed transfer may be fraudulent or to a person in liquidation or bankruptcy or of unsound mind.

26.3	If a Member transfers (or purports to transfer) a Share other than in accordance with these Articles, he shall if requested by the Directors or an Investor or a Founder in writing to remedy the position take such steps as are necessary to ensure that such transfer (or purported transfer) is in accordance with these Articles and if the holder fails to remedy that situation to the reasonable satisfaction of the Directors, such Investor or such Founder (as the case may be) within 15 Business Days of receipt of such written notice, then he shall be deemed to have immediately served a Transfer Notice in respect of all Shares held by him.

26.4	Any transfer of a Share by way of sale which is required to be made under Articles 30, 31 and 32 shall be deemed to include a warranty that the transferor sells the Share with full title guarantee.

26.5	The Directors may, as a condition to the registration of any transfer of Shares (other than B Ordinary Shares), require the transferee to execute and deliver to the Company a deed, in favour of the Company and the Investors agreeing to be bound by the terms of the Investment Agreement, in such form as the Directors may reasonably require (but not so as to oblige the transferee to have any obligations or liabilities greater than those of the proposed transferor). If any condition is imposed in accordance with this Article 26.5, the transfer may not be registered unless and until that deed has been executed and delivered to the Company’s registered office by the transferee.

26.6	To enable the Directors to determine whether or not there has been any transfer (or purported transfer) of Shares the Directors may require:

26.6.1	any holder (or the legal representatives of a deceased holder); or

26.6.2	any person named as a transferee in a transfer lodged for registration; or

26.6.3	such other person as the Directors may reasonably believe to have information relevant to that purpose,

to provide the Company with any information and evidence that the Directors think fit regarding any matter which they deem relevant to that purpose.

26.7	If any such information or evidence referred to in Article 26.6 is not provided to enable the Directors to determine to their reasonable satisfaction that no breach has occurred, or that as a result of the information and evidence provided the Directors are reasonably satisfied that a breach has occurred, the Directors shall immediately notify the holder of such Shares of that fact in writing and, if the holder fails to remedy that situation to the reasonable satisfaction of the Directors within 15 Business Days of receipt of such written notice, then, unless otherwise directed in writing by the Directors:

26.7.1	the relevant Shares shall cease to confer on the holder of them any rights:

26.7.1.1	to vote (whether on a show of hands, on a poll or otherwise and whether in person, by proxy or otherwise), including in respect of any resolution of any class of Shares; and

26.7.1.2	to receive dividends or other distributions; and

26.7.2	the Directors may, by notice in writing to the relevant holder, determine that a Transfer Notice shall be deemed to have been given in respect of some or all of his Shares with effect from the date of service of the notice (or such later date as may be specified in such notice).

The Directors may reinstate the rights referred to in Article 26.7.1 at any time and, in any event, such rights shall be reinstated in respect of any Shares transferred pursuant to Article 26.7.2 on completion of such transfer.

26.8	Unless expressly provided otherwise in these Articles, if a Transfer Notice is deemed by the Directors to have been given under these Articles, the Deemed Transfer Notice shall be treated as having specified that:

26.8.1	it does not contain a Minimum Transfer Condition; and

26.8.2	the Seller wishes to transfer all the Shares held by him (including any Shares acquired after the date the relevant Transfer Notice is deemed given but before completion of the transfer of Shares pursuant to the relevant Transfer Notice).

26.9	Any Transfer Notice (but not an Offer Notice (as defined in Article 31) or a Drag Along Notice (as defined in Article 32)) served in respect of the transfer of any Share which has not completed before the date of service of a Deemed Transfer Notice shall automatically be revoked by the service of a Deemed Transfer Notice.

26.10	The Directors may in their absolute discretion, and without assigning any reason therefor, refuse to register any transfer of a partly paid share, including a transfer of such shares to a person of whom they do not approve and may refuse to register any transfer of shares on which the Company has a lien.

26.11	If the Directors refuse to register any transfer of shares they shall, within two months after the date on which the Transfer Notice was lodged with the Company, send to the proposed transferor and transferee notice of the refusal.

26.12	The registration of transfers of shares or of any class of shares may not be suspended.

26.13	In respect of any allotment of any share the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

26.14	In the case of the death of a Member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

26.15	Any guardian of an infant Member and any curator or guardian or other legal representative of a Member under legal disability and any person becoming entitled to a share in consequence of the death or insolvency or bankruptcy of a Member or otherwise by operation of law may, upon such evidence as to his entitlement being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder thereof.

26.16	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice signed by him stating that he so elects together with such evidence as to his entitlement as may from time to time be required by the Directors. If he shall elect to have another person registered, he shall testify his election by signing a Transfer Notice in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or Transfer Notice as aforesaid as would have existed had such transfer occurred before the death, insolvency or bankruptcy of the Member concerned.

26.17	A person becoming entitled to a share by reason of the death or insolvency or bankruptcy of a Member or otherwise by operation of law shall, upon such evidence as to his entitlement being produced as may from time to time be required by the Directors, be entitled to the same distributions and other rights to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within one month such person shall be deemed to have so elected to be registered himself and all the restrictions on the transfer and transmission of shares contained in these Articles shall apply to such election.

26.18	Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares.

27.	PERMITTED TRANSFERS OF SHARES

27.1	A Member (the “Original Member”) may transfer all or any of his or its Shares to a Permitted Transferee without the consent or approval or any party and such transfer shall be registered by the Directors.

27.2	Where Shares are held by the trustee(s) of a Family Trust, the trustee(s) may transfer Shares to:

27.2.1	the Original Member;

27.2.2	any Privileged Relation(s) of the Original Member;

27.2.3	subject to Article 27.3, the trustee(s) of another Family Trust of which the Original Member is the Settlor; or

27.2.4	subject to Article 27.3, to the new (or remaining) trustee(s) upon a change of trustee(s) of a Family Trust,

without any price or other restriction.

27.3	A transfer of Shares may only be made to the trustee(s) of a Family Trust if the Directors are satisfied:

27.3.1	with the terms of the trust instrument and, in particular, with the powers of the trustee(s);

27.3.2	with the identity of the proposed trustee(s);

27.3.3	that the proposed transfer will not result in 50% or more of the aggregate of the Company’s equity share capital being held by trustees of that and any other trusts; and

27.3.4	that no costs incurred in connection with the setting up or administration of that Family Trust are to be paid by the Company.

27.4	If the Original Member is a company, and a Permitted Transfer has been made, the Permitted Transferee shall, within 20 Business Days of ceasing to be a Member of the Same Group as the Original Member, transfer the Shares held by it to:

27.4.1	the Original Member; or

27.4.2	a Member of the Same Group as the Original Member,

(which in either case is not in liquidation), without any price or other restriction. If the Permitted Transferee fails to make a transfer in accordance with this Article 27.4, a Transfer Notice shall be deemed to have been given in respect of such Shares on the expiry of the period set out in this Article 27.4.

27.5	If the Original Member is an individual and a Permitted Transfer has been made to a Privileged Relation of the Original Member, the Permitted Transferee (or the transmittee(s) of any such person) shall, within 20 Business Days of ceasing to be a Privileged Relation of the Original Member (whether by reason of death, divorce or otherwise) either:

27.5.1	execute and deliver to the Company a transfer of the Shares held by him to the Original Member (or to any Permitted Transferee of the Original Member) for such consideration as may be agreed between them; or

27.5.2	give a Transfer Notice to the Company in accordance with Article 28,

failing which a Transfer Notice shall be deemed to have been given in respect of such Shares on the expiry of the period set out in this Article 27.5. This Article 27.5 shall not apply to a transmittee of a Permitted Transferee if that transmittee is also a Permitted Transferee of the Original Member, to the extent that such transmittee is legally or beneficially entitled to those Shares.

27.6	Notwithstanding any other provision of this Article 27:

27.6.1	a transfer of any A Ordinary Shares and any B Ordinary Shares may be made without any price or other restriction and any such transfer shall be registered by the Directors, unless the Directors reasonably consider that the transferee is a person (or a nominee for a person) whom the Directors determine to be a competitor (or a Member of the Same Group as a competitor) of the business of any Group Company; and

27.6.2	a transfer of any Shares (other than A Ordinary Shares or B Ordinary Shares) approved by the Directors (including the affirmative approval of the Insight Director) may be made without any price or other restriction and any such transfer shall be registered by the Directors.

27.7	Any Shares may at any time be transferred where there is a sale of the entire issued share capital of the Company to a new holding company of the Company, pursuant to a transaction and on terms which have been approved by a majority of the Directors, with Investor Consent, Founder Consent, Dawn Capital Consent and a Series B Majority.

28.	PRE-EMPTION RIGHTS ON THE TRANSFER OF SHARES

28.1	Except where the provisions of Articles 27, 31 or 32 apply, any transfer of Shares by a Member shall be subject to the pre-emption rights in this Article 28.

28.2	A Member who wishes to transfer Shares (a “Seller”) shall, before transferring or agreeing to transfer any Shares, give notice in writing (a “Transfer Notice”) to the Company specifying:

28.2.1	subject to Article 26.8.2, the number of Shares he wishes to transfer (“Sale Shares”);

28.2.2	the name of the proposed transferee, if any;

28.2.3	the price per Sale Share (in cash), if any, at which he wishes to transfer the Sale Shares (the “Proposed Sale Price”); and

28.2.4	subject to Article 26.8.1, whether the Transfer Notice is conditional on all or a specific number of the Sale Shares being sold (a “Minimum Transfer Condition”).

28.3	Immediately upon:

28.3.1	any transfer of a Founder Share (other than a Permitted Transfer or a transfer to another Founder, save in each case where the transfer is a Permitted Transfer made pursuant to Article 27.6), such Founder Share shall automatically be re-classified as a B Ordinary Share (without any further authority required than that contained in this Article); and

28.3.2	the holder of a Founder Share ceasing to be an Active Founder, such Founder Share shall automatically be re-classified as an A Ordinary Share (without any further authority required than that contained in this Article), provided always that at least one Founder Share shall remain in issue for as long as Founder Shares retain the right to receive notice of, attend and vote at general meetings. For the purpose of this Article 28.3: (a) Peter Bauer shall be deemed to hold all of the Founder Shares held by The Butterworth Trust; and (b) each Founder shall be deemed to hold any and all of the Founder Shares which he may have transferred to any Permitted Transferee(s) at any time. Each Founder Share which is deemed to be held by a Founder pursuant to this Article 28.3 shall be automatically re-classified as an A Ordinary Share upon such Founder ceasing to be an Active Founder.

28.4	Immediately upon:

28.4.1	any transfer of an A Ordinary Share (other than (i) a Permitted Transfer, save where the Permitted Transfer is a transfer made pursuant to Article 27.6 or (ii) as provided in Article 28.4.2, such A Ordinary Share shall automatically be re-classified as a B Ordinary Share (without any further authority required than that contained in this Article); and

28.4.2	the transfer of any A Ordinary Shares which may be transferred to Insight pursuant to the Cash Offer, such A Ordinary Shares shall remain as A Ordinary Shares (without any further authority required than that contained in this Article) and notwithstanding any other provision contained in these Articles such shares shall remain as A Ordinary Shares in the event of any subsequent transfer of such shares, provided always that at least one A Ordinary Share shall remain in issue for as long as A Ordinary Shares retain the right to receive notice of, attend and vote at general meetings.

28.5	Except in the case of a Deemed Transfer Notice (which may not be withdrawn), where the Transfer Price of the Sale Shares comprised within a Transfer Notice is to be the Fair Value and such Fair Value is less than the Proposed Sale Price the Seller may, within 10 Business Days of receipt of notification of the Fair Value, withdraw the Transfer Notice. Otherwise, a Transfer Notice may only be withdrawn with the consent of the Directors.

28.6	A Transfer Notice (or Deemed Transfer Notice) constitutes the Company the agent of the Seller for the sale of the Sale Shares at the Transfer Price.

28.7	As soon as practicable following the later of:

28.7.1	receipt of a Transfer Notice (or in the case of a Deemed Transfer Notice, the date such notice is deemed to be served); and

28.7.2	the determination of the Transfer Price,

the Directors shall (unless the Transfer Notice is withdrawn in accordance with Article 28.5) offer the Sale Shares for sale in the manner set out in the remaining provisions of this Article 28 at the Transfer Price. Each offer shall be in writing and give details of the number and Transfer Price of the Sale Shares offered.

28.8	If the Sale Shares are Series B Preferred Shares, the Company shall offer them in the following order of priority:

28.8.1	first, to the holders of Series B Preferred Shares; and

28.8.2	second, to the holders of Series A Preferred Shares, Founder Shares and A Ordinary Shares (pro rata as if the same constituted one class of share),

in each case on the basis set out in Articles 28.11 to 28.19 (inclusive).

28.9	If the Sale Shares are Series A Preferred Shares, the Company shall offer them in the following order of priority:

28.9.1	first, to the holders of Series A Preferred Shares; and

28.9.2	second, to the holders of Series B Preferred Shares, Founder Shares and A Ordinary Shares (pro rata as if the same constituted one class of share),

in each case on the basis set out in Articles 28.11 to 28.19 (inclusive).

28.10	If the Sale Shares are Ordinary Shares, the Company shall offer them in the following order of priority:

28.10.1	first, to any Employee Trust or Employee (other than the Founders) that the Directors may nominate for the purpose;

28.10.2	second, to the holders of Series B Preferred Shares, Series A Preferred Shares, Founder Shares and A Ordinary Shares (pro rata as if the same constituted one class of share),

in each case on the basis set out in Articles 28.11 to 28.19 (inclusive).

28.11	The Directors shall offer the Sale Shares to the First Offerees (other than the Seller), inviting them to apply in writing within the period from the date of the offer to the date 10 Business Days after the offer (both dates inclusive) (the “First Offer Period”) for the maximum number of Sale Shares they wish to buy.

28.12	If:

28.12.1	at the end of the First Offer Period, the number of Sale Shares applied for is equal to or exceeds the number of Sale Shares, the Directors shall allocate the Sale Shares to each First Offeree. In an offer pursuant to Article 28.10.1, the Sale Shares shall be allocated to the Employee Trust or Employees (other than the Founders) who has applied for Sale Shares in such proportions as the Board shall determine. In an offer pursuant to Article 28.9.1, the Sale Shares shall be allocated to each First Offeree who has applied for Sale Shares in the proportion which his existing holding of Series A Preferred Shares bears to the total number of Series A Preferred Shares held by all First Offerees (other than the Seller). In an offer pursuant to Article 28.8.1, the Sale Shares shall be allocated to each First Offeree who has applied for Sale Shares in the proportion which his existing holding of Series B Preferred Shares bears to the total number of Series B Preferred Shares held by all First Offerees (other than the Seller). Fractional entitlements shall be rounded down to the nearest whole number (save where such rounding would result in not all Sale Shares being allocated, in which case, the allocation of any such fractional entitlements shall be determined by the Directors). No allocation shall be made to a Member of more than the maximum number of Sale Shares which he has stated he is willing to buy;

28.12.2	not all Sale Shares are allocated following allocations in accordance with Article 28.12.1, but there are applications for Sale Shares that have not been satisfied, the Directors shall allocate the remaining Sale Shares to such applicants in accordance with the procedure set out in Article 28.12.1. The procedure set out in this Article 28.12.2 shall apply on any number of consecutive occasions until either all Sale Shares have been allocated or all applications for Sale Shares have been satisfied; and

28.12.3	at the end of the First Offer Period, the total number of Sale Shares applied for is less than the number of Sale Shares, the Directors shall allocate the Sale Shares to the First Offerees in accordance with their applications. The balance (the “Initial Surplus Shares”) shall be dealt with in accordance with Articles 28.13 and 28.14.

28.13	At the end of the First Offer Period, the Directors shall offer the Initial Surplus Shares (if any) to the Second Offerees (other than the Seller), inviting them to apply in writing within the period from the date of the offer to the date 10 Business Days after the offer (both dates inclusive) (the “Second Offer Period”) for the maximum number of Initial Surplus Shares they wish to buy.

28.14	If:

28.14.1	at the end of the Second Offer Period, the number of Initial Surplus Shares applied for is equal to or exceeds the number of Initial Surplus Shares, the Directors shall allocate the Initial Surplus Shares to each Second Offeree who has applied for Initial Surplus Shares in the proportion which his existing holding of Shares of the classes required to be held by Second Offerees bears to the total number of Shares of the classes required to be held by all Second Offerees (other than the Seller). Fractional entitlements shall be rounded down to the nearest whole number (save where such rounding would result in not all Initial Surplus Shares being allocated, in which case, the allocation of any such fractional entitlements shall be determined by the Directors). No allocation shall be made to a Member of more than the maximum number of Initial Surplus Shares which he has stated he is willing to buy;

28.14.2	not all Initial Surplus Shares are allocated following allocations in accordance with Article 28.14.1, but there are applications for Initial Surplus Shares that have not been satisfied, the Directors shall allocate the remaining Initial Surplus Shares to such applicants in accordance with the procedure set out in Article 28.14.1. The procedure set out in this Article 28.14.2 shall apply on any number of consecutive occasions until either all Initial Surplus Shares have been allocated or all applications for Initial Surplus Shares have been satisfied; and

28.14.3	at the end of the Second Offer Period, the total number of Initial Surplus Shares applied for is less than the number of Initial Surplus Shares, the Directors shall allocate the Initial Surplus Shares to the Second Offerees in accordance with their applications. The balance (the “Second Surplus Shares”) shall, subject to Article 28.20, be offered to any other person in accordance with Article 28.19.

28.15	Where the Transfer Notice contains a Minimum Transfer Condition:

28.15.1	any allocation made under Articles 28.8 to 28.14 (inclusive) shall be conditional on the fulfilment of the Minimum Transfer Condition; and

28.15.2	if the total number of Sale Shares applied for under Articles 28.8 to 28.14 (inclusive) is less than the number of Sale Shares, the Board shall notify the Seller and all those Members to whom Sale Shares have been conditionally allocated stating that the condition has not been met and that the relevant Transfer Notice has lapsed with immediate effect.

28.16	Where:

28.16.1	the Transfer Notice does not contain a Minimum Transfer Condition; or

28.16.2	the Transfer Notice includes a Minimum Transfer Condition which has been met, but allocations have not been made in respect of all the Sale Shares; or

28.16.3	allocations have been made in respect of all the Sale Shares,

the Directors shall, when no further offers or allocations are required to be made under Articles 28.8 to 28.14 (inclusive), give notice in writing of the allocations of Sale Shares (an “Allocation Notice”) to the Seller and each Member to whom Sale Shares have been allocated (each an “Applicant”). The Allocation Notice shall specify the number of Sale Shares allocated to each Applicant and the place and time for completion of the transfer of the Sale Shares (which shall be at least 10 Business Days, but not more than 15 Business Days, after the date of the Allocation Notice).

28.17	On the date specified for completion in the Allocation Notice, the Seller shall, against payment from an Applicant, transfer the Sale Shares allocated to such Applicant, in accordance with any requirements specified in the Allocation Notice.

28.18	If the Seller fails to comply with Article 28.17:

28.18.1	the Chairman (or, failing him, any other Director or some other person nominated by a resolution of the Directors) may, as agent on behalf of the Seller):

28.18.1.1	complete, execute and deliver in his name all documents necessary to give effect to the transfer of the relevant Sale Shares to the Applicants;

28.18.1.2	receive the Transfer Price and give a good discharge for it (and no Applicant shall be obliged to see to the distribution of the Transfer Price); and

28.18.1.3	enter the Applicants in the register of Members as the holders of the Shares purchased by them; and

28.18.2	the Company shall pay the Transfer Price into a separate bank account in the Company’s name on trust (but without interest) for the Seller until he has delivered his certificate(s) for the relevant Shares (or an indemnity, in a form reasonably satisfactory to the Directors, in respect of any lost certificate, together with such other evidence (if any) as the Board may reasonably require to prove good title to those Shares) to the Company.

28.19	Where an Allocation Notice does not relate to all the Sale Shares or the Transfer Notice lapses pursuant to Article 28.15.2 then, subject to Article 28.20, the Seller may, at any time during the 30 Business Days following the date of service of the Allocation Notice, transfer the Sale Shares (in the case of a lapsed offer) or the Initial Surplus Shares (as the case may be) to any person at a price at least equal to the Transfer Price. The sale of the Sale Shares (following the lapse of a Transfer Notice) in accordance with this Article 28.19 shall continue to be subject to any Minimum Transfer Condition.

28.20	The Seller’s right to transfer Shares under Article 28.19 does not apply if the Directors reasonably consider that:

28.20.1	the transferee is a person (or a nominee for a person) whom the Directors determine to be a competitor (or a Member of the Same Group as a competitor) of the business of any Group Company;

28.20.2	the sale of the Sale Shares is not bona fide or the price is subject to a deduction, rebate or allowance to the transferee; or

28.20.3	the Seller has failed or refused to promptly provide information reasonably requested from him and available to him to enable the Directors to form the opinion referred to in Article 28.20.2.

29.	VALUATION

29.1	The Transfer Price for each Sale Share the subject of a Transfer Notice (or Deemed Transfer Notice) shall, save where expressly provided otherwise in these Articles, be the price per Sale Share (in cash) set out in the Transfer Notice as being the Proposed Sale Price or if no Proposed Sale Price is stated (or in the case of a Deemed Transfer Notice) as agreed between the Directors (any Director with whom the Seller is connected not voting) and the Seller or, in default of agreement within 10 Business Days of the date of service of the Transfer Notice (or, in the case of a Deemed Transfer Notice, the date on which the board of Directors first has actual knowledge of the facts giving rise to such deemed service), the Fair Value of each Sale Share.

29.2	The Fair Value shall be the price per Sale Share determined by the Independent Expert using commonly accepted and used valuation conventions and techniques applicable to the relevant industry sector and adopting the following bases and assumptions:

29.2.1	valuing the Sale Shares as on an arm’s-length sale between a willing seller and a willing buyer as at the date the Transfer Notice was served (or deemed served);

29.2.2	if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

29.2.3	that the Sale Shares are capable of being transferred without restriction;

29.2.4	having regard to the rights and restrictions attached to the Sale Shares in respect of income, capital and voting;

29.2.5	any re-classification to take place pursuant to Articles 28.3 or 28.4 shall be disregarded in the determination of the Transfer Price of a share being offered for sale;

29.2.6	valuing the Sale Shares as a rateable proportion of the total value of all the issued Shares without any premium or discount being attributable to the percentage of the issued share capital of the Company which they represent; and

29.2.7	reflecting any other factors which the Independent Expert reasonably believes should be taken into account.

29.3	If any difficulty arises in applying any of these assumptions or bases then the Independent Expert shall resolve that difficulty in whatever manner it shall in its absolute discretion think fit.

29.4	The Directors will give the Independent Expert access to all accounting records or other relevant documents of the Group, subject to it agreeing such confidentiality provisions as the Directors may reasonably impose.

29.5	The Directors and the Seller are entitled to make submissions to the Independent Expert and shall provide (or procure that others provide) the Independent Expert with such assistance and documents as the Independent Expert may reasonably require for the purpose of reaching a decision.

29.6	The Independent Expert shall act as expert and not as arbitrator and its determination shall be final and binding on the parties (in the absence of fraud or manifest error).

29.7	The Independent Expert shall be requested to determine the Fair Value within 15 Business Days of its appointment and to deliver its certificate to the Company. As soon as reasonably practicable following receipt, the Company shall deliver a copy of the certificate to the Seller.

29.8	The cost of obtaining the Independent Expert’s certificate shall be borne by the Company and the Seller equally or in such other proportions as the Independent Expert directs unless:

29.8.1	the Seller withdraws the relevant Transfer Notice in accordance with Article 28.5; or

29.8.2	in respect of a Deemed Transfer Notice, the Fair Value is less than the price per Sale Share offered to the Seller by the Directors before the appointment of the Independent Expert,

in which case the Seller shall bear the cost.

30.	COMPULSORY TRANSFERS

30.1	A person entitled to a Share in consequence of the bankruptcy of a Member (or equivalent procedure in any jurisdiction outside Jersey) shall be deemed to have given a Transfer Notice in respect of that Share at such time as the Directors may determine.

30.2	If a Member which is a body corporate becomes bankrupt or either suffers or resolves to appoint a liquidator, administrator or administrative receiver over it, or any material part of its assets (other than a voluntary liquidation for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or suffers or takes any equivalent action in any jurisdiction outside Jersey, that Member shall be deemed to have given a Transfer Notice in respect of all Shares held by it at such time as the Directors may determine.

30.3	If there is a change in control (as ‘control’ is defined in section 1124 of the CTA) of any Member which is a company, it shall be bound at any time, if and when required in writing by the Directors to do so, to give (or procure the giving in the case of a nominee) a Transfer Notice in respect of all the Shares registered in its name (or the name of its nominee(s)) save that, where that Member acquired Shares as a Permitted Transferee of an Original Member, it shall first be permitted to transfer those Shares back to the Original Member from whom it received its Shares or to any other Permitted Transferee of that Original Member before being required to serve a Transfer Notice. This Article 30.3 shall not apply to a Member that is an Investor.

30.4	Forthwith upon a Transfer Notice being deemed to be served under this Article 30, the Shares subject to the relevant Deemed Transfer Notice (“Restricted Shares”) shall cease to confer on the holder of them any rights:

30.4.1	to vote (whether on a show of hands, on a poll or otherwise and whether in person, by proxy or otherwise), including in respect of any resolution of any class of Shares; and

30.4.2	to receive dividends or other distributions.

30.5	The Directors may reinstate the rights referred to in Article 30.4 at any time and, in any event, such rights shall be reinstated in respect of any Shares transferred pursuant to the Transfer Notice referred to in Article 30.4.

31.	MANDATORY OFFER ON CHANGE OF CONTROL

31.1	In the event that a proposed transfer of Shares (other than a transfer of Shares made pursuant to Article 27 or Article 30, but after the operation of the pre-emption procedure set out in Article 28), whether made as one or as a series of transactions (a “Proposed Transfer”) would, if completed, result in any person (the “Buyer”), together with any person acting in concert with the Buyer, acquiring a Controlling Interest, the remaining provisions of this Article 31 shall apply.

31.2	The Seller shall procure that, prior to the completion of the Proposed Transfer, the Buyer shall make an offer (the “Offer”) to each Member on the date of the Offer other than any holder(s) of Restricted Shares, to buy all of the Equity Shares held by such Members on the date of the Offer for a consideration in cash per Equity Share (the “Offer Price”) which is equal to the highest price per Equity Share offered, paid or to be paid by the Buyer, or any person acting in concert with the Buyer, for any Equity Shares in connection with the Proposed Transfer or any transaction in the 12 calendar months preceding the date of completion of the Proposed Transfer PROVIDED THAT the consideration for which a Member shall be entitled to sell each C Ordinary Share pursuant to the Offer shall be equal to the Offer Price less £0.372 per share.

31.3	The Offer shall be made by notice in writing (an “Offer Notice”) addressed to each Member on the date of the Offer other than any holder(s) of Restricted Shares at least 10 Business Days (the “Offer Period”) before the date fixed for completion of the Proposed Transfer (the “Sale Date”). To the extent not described in any accompanying documents, the Offer Notice shall specify:

31.3.1	the identity of the Buyer (and any person(s) acting in concert with the Buyer);

31.3.2	the Offer Price (and the price per C Ordinary Share) and any other terms and conditions of the Offer;

31.3.3	the Sale Date; and

31.3.4	the number of Equity Shares which would be held by the Buyer (and persons acting in concert with the Buyer) on completion of the Proposed Transfer.

31.4	The completion of the Proposed Transfer shall be conditional in all respects on:

31.4.1	the making of an Offer in accordance with this Article 31; and

31.4.2	the completion of the transfer of any Equity Shares by any Member (each an “Accepting Member”) who accepts the Offer within the Offer Period,

and the Directors shall refuse to register any Proposed Transfer made in breach of this Article 31.

31.5	The Proposed Transfer is, but the purchase of Shares from Accepting Members pursuant to an Offer made under this Article 31 shall not be, subject to the pre-emption provisions of Article 28.

32.	DRAG ALONG

32.1	If:

32.1.1	a Series B Majority;

32.1.2	a Series A Majority;

32.1.3	the holders of a majority of the Exit Shares in issue for the time being (treating the Exit Shares as the same class for this purpose);

32.1.4	Peter Bauer (if he remains an Active Founder); and

32.1.5	Neil Murray (if he remains an Active Founder),

(together, the “Selling Members”) wish to transfer all of their interest in Equity Shares (“Sellers’ Shares”) to a bona fide arm’s-length purchaser (“Proposed Buyer”), the Selling Members shall have the option (“Drag Along Option”) to require all the other holders of Equity Shares on the date of the request (“Called Members”) to sell and transfer all their interest in Equity Shares with full title guarantee to the Proposed Buyer (or as the Proposed Buyer may direct) in accordance with the provisions of this Article 32.

32.2	The Selling Members may exercise the Drag Along Option by giving notice in writing to that effect (a “Drag Along Notice”), at any time before the completion of the transfer of the Sellers’ Shares, to the Company which the Company shall forthwith copy to the Proposed Buyer and each Called Member. A Drag Along Notice shall specify:

32.2.1	that the Called Members are required to transfer all their Equity Shares (“Called Shares”) pursuant to this Article 32;

32.2.2	the identity of the Proposed Buyer (and, if relevant, the transferee(s) nominated by the Proposed Buyer);

32.2.3	the consideration payable for the Called Shares calculated in accordance with Article 32.4;

32.2.4	the proposed date of completion of transfer of the Called Shares.

32.3	Once given, a Drag Along Notice may not be revoked save with the prior consent of the Directors. However, a Drag Along Notice shall lapse if, for any reason, the Selling Members have not completed the transfer of all the Sellers’ Shares to the Proposed Buyer (or as the Proposed Buyer may direct) within 30 Business Days of serving the Drag Along Notice. The Selling Members may serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

32.4	The consideration for which the Called Members shall be obliged to sell each of the Called Shares shall be:

32.4.1	that to which they would be entitled if the total consideration proposed to be paid by the Proposed Buyer were distributed to the holders of the Called Shares and the Sellers’ Shares in accordance with the provisions of Article 19; and

32.4.2	in the same form of consideration as is received by the Selling Members.

32.5	No Drag Along Notice shall require a Called Member to agree to any terms except those specifically set out in this Article 32.

32.6	Completion of the sale and purchase of the Called Shares shall take place on the same date as, and conditional upon the completion of, the sale and purchase of the Sellers’ Shares unless:

32.6.1	all of the Called Members and the Selling Members otherwise agree; or

32.6.2	that date is less than 10 Business Days after the date of service of the Drag Along Notice, in which case completion of the sale and purchase of the Called Shares shall take place 15 Business Days after the date of service of the Drag Along Notice.

32.7	Within 15 Business Days of the Selling Members serving a Drag Along Notice on the Called Members, the Called Members shall deliver stock transfer forms for their Equity Shares in favour of the Proposed Buyer (or as the Proposed Buyer may direct), together with the share certificate(s) in respect of those Equity Shares (or a suitable indemnity in respect thereof) to the Company. On the expiration of that 15 Business Day period the Company shall pay the Called Members, on behalf of the Proposed Buyer, the amounts they are respectively due pursuant to Article 32.4 to the extent the Proposed Buyer has put the Company in the requisite funds. The Company’s receipt for the amounts due pursuant to Article 32.4 shall be a good discharge to the Proposed Buyer. The Company shall hold the amounts due to the Called Members pursuant to Article 32.4 in trust for the Called Members without any obligation to pay interest.

32.8	To the extent that the Proposed Buyer has not, on the expiration of the 10 Business Day period, put the Company in funds to pay the amounts due pursuant to Article 32.4, the Called Members shall be entitled to the return of the stock transfer forms and share certificate(s) (or suitable indemnity) for the relevant Equity Shares and the Called Members shall have no further rights or obligations under this Article 32 in respect of that Drag Along Option.

32.9	If any Called Member fails to deliver to the Company a duly executed stock transfer form (or forms) in respect of the Called Shares held by him (together with the share certificate(s) in respect of those Called Shares (or a suitable indemnity in respect thereof)) the defaulting Called Member shall be deemed to have appointed any person nominated for the purpose by the Selling Members to be his agent to execute and deliver all necessary transfers on his behalf, against receipt by the Company (on trust for such holder) of the consideration payable for the Called Shares. After the Proposed Buyer (or person(s) nominated by the Proposed Buyer) has been registered as the holder of any such Called Shares, the validity of such proceedings shall not be questioned by any person. Failure to produce a share certificate shall not impede the registration of any transfer of Shares under this Article 32.

32.10	Upon any person, following the issue of a Drag Along Notice, becoming a Member (or increasing an existing shareholding) including, without limitation, pursuant to the exercise of any option, warrant or other right to acquire or subscribe for, or to convert any security into, Equity Shares, whether or not pursuant to a Share Option Plan (a “New Member”), a Drag Along Notice shall be deemed to have been served upon the New Member, on the same terms as the previous Drag Along Notice, and the New Member shall then be bound to sell and transfer all such Equity Shares acquired by him to the Proposed Buyer (or as the Proposed Buyer may direct) and the provisions of this Article 32 shall apply mutatis mutandis to the New Member, save that completion of the sale of such Equity Shares shall take place forthwith upon the later of the Drag Along Notice being deemed served on the New Member and the date of completion of the sale of the Called Shares.

32.11	A transfer of Called Shares to a Proposed Buyer (or as the Proposed Buyer may direct) pursuant to a sale in respect of which a Drag Along Notice has been duly served (or deemed served) shall not be subject to the pre-emption provisions of Article 28.

32.12	Any Transfer Notice or Deemed Transfer Notice served in respect of the transfer of any Share which has not completed before the date of service of a Drag Along Notice shall automatically be revoked by the service (or deemed service) of a Drag Along Notice.

33.	CO-SALE

33.1	No transfer (other than a Permitted Transfer) of any of the Equity Shares held by a Founder or a Permitted Transferee of a Founder may be made or validly registered to the extent that it results in a transfer by the relevant Founder or Permitted Transferee: (i) of more than 5 per cent of the Equity Shares equivalent to the number of Mimecast UK Equity Shares held by the relevant Founder as at 12 September 2012 in any 12 month period following 12 September 2012; or (ii) of more than 10 per cent of the Mimecast UK Equity Shares held by the relevant Founder as at 12 September 2012, unless the relevant Founder or Permitted Transferee (a “Selling Founder”) shall have observed the following procedures of this Article 33.

33.2	After the Selling Founder has gone through the pre-emption process set out in Article 28, but prior to selling or agreeing to sell any Sale Shares pursuant to Article 28.19, the Selling Founder shall give to the Investors and the other holders of Founder Shares (an “Equity Holder”) not less than 15 Business Days’ notice in advance of the proposed sale (a “Co-Sale Notice”). The Co-Sale Notice shall specify:

(a)	the identity of the proposed purchaser (the “Co-Sale Buyer”);

(b)	the price per share which the Co-Sale Buyer is proposing to pay;

(c)	the manner in which the consideration is to be paid;

(d)	the number of Equity Shares which the Selling Founder proposes to sell; and

(e)	the address where the counter-notice should be sent.

33.3	Each Equity Holder shall be entitled within five Business Days after receipt of the Co-Sale Notice, to notify the Selling Founder that they wish to sell a certain number of Equity Shares held by them at the proposed sale price, by sending a counter-notice which shall specify the number of Equity Shares which such Equity Holder wishes to sell. The maximum number of shares which an Equity Holder can sell under this procedure shall be:

where

X	is the number of Equity Shares held by the Equity Holder;

Y	is the total number of Equity Shares;

Z	is the number of Equity Shares the Selling Founder proposes to sell.

Any Equity Holder who does not send a counter-notice within such five Business Day period shall be deemed to have specified that they wish to sell no shares.

33.4	Following the expiry of five Business Days from the date the Equity Holders receive the Co-Sale Notice, the Selling Founder shall be entitled to sell to the Co-Sale Buyer on the terms notified to the Equity Holders a number of shares not exceeding the number specified in the Co-Sale Notice less any shares which Equity Holders have indicated they wish to sell, provided that at the same time the Co-Sale Buyer (or another person) purchases from the Equity Holders the number of shares they have respectively indicated they wish to sell on terms no less favourable than those obtained by the Selling Founder from the Co-Sale Buyer.

33.5	No sale by the Selling Founder shall be made pursuant to any Co-Sale Notice more than three months after service of that Co-Sale Notice.

33.6	Sales made in accordance with this Article 33 shall not be subject to Article 28.

34.	MEMBERS’ RESOLUTIONS IN WRITING

34.1	A resolution in writing (including a Special Resolution but excluding a resolution removing an auditor) signed by Members (who would be entitled to receive notice of and to attend and vote at a general meeting at which such a resolution would be proposed) or by their duly appointed agents or attorneys representing such number of voting rights of eligible Members as would have been required to pass such resolution on a poll taken at a meeting of the Members (or of a class of Members) shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held.

34.2	Any such resolution may consist of several documents in the like form each signed by one or more of the Members or their agent or attorneys and signature in the case of a corporate body which is a Member shall be sufficient if made by a director or other duly authorised officer thereof or its duly appointed agent or attorney.

35.	GENERAL MEETINGS

35.1	The Directors may whenever they think fit, and upon a requisition made in writing by Members in accordance with the Law the Directors shall, convene a general meeting of the Company.

35.2	Each general meeting shall be held at such time and such place (either in or outside Jersey) as may be determined by the Directors.

35.3	At any general meeting called pursuant to a requisition, unless such meeting is called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

36.	NOTICE OF GENERAL MEETINGS

36.1	At least fourteen clear days’ notice shall be given of every general meeting. Every notice shall specify the place, the day and the time of the meeting, the general nature of the business to be transacted at the meeting and, in the case of an annual general meeting, shall specify the meeting as such. Notice of every meeting shall be given in the manner hereinafter mentioned to all the Members and to the Directors and to the auditors.

36.2	A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Article 36.1, be deemed to have been duly called if it is so agreed:

36.2.1	in the case of an annual general meeting, by all the Members entitled to attend and vote thereat;

36.2.2	in the case of any meeting (other than an annual general meeting) at which it is intended to propose a resolution as a special resolution, by a majority in number of Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent of the total voting rights of the Members who have that right; and

36.2.3	in the case of any other meeting, by a majority in number of Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety per cent of the total voting rights of the Members who have that right.

36.3	In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

36.4	It shall be the duty of the Company, subject to the provisions of the Law, on the calling of a meeting on the requisition in writing of such number of Members as is specified by the Law:

36.4.1	to give to the Members entitled to receive notice of general meetings and to the Directors notice of any resolution which may properly be moved and which it is intended to move at that meeting; and

36.4.2	to circulate to Members entitled to have notice of any general meeting sent to them, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

36.5	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

37.	PROCEEDINGS AT GENERAL MEETINGS

37.1	The business of an annual general meeting shall be to receive and consider the accounts of the Company and the reports of the Directors and auditors (if any), to elect Directors (if necessary), to elect auditors (if applicable) and fix their remuneration, to declare a dividend if thought fit so to do, and to transact any other business of which notice has been given.

37.2	No business shall be transacted at any general meeting except the appointment of a Chairman in accordance with Article 37.3 and/or the adjournment of the meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Such quorum shall consist of not less than two Members present in person, but so that not less than two individuals will constitute the quorum provided that, if at any time all of the issued shares in the Company are held by one Member, such quorum shall consist of the Member present in person.

37.3	The Chairman shall chair general meetings. If there is no Chairman in office for the time being, or the Chairman is unable to attend any general meeting, the Directors present (or, if no Directors are present, the meeting) must appoint another Director present at the meeting (or, if no Directors are present, a Member) to chair the meeting and the appointment of the chairman of the meeting must be the first business of the meeting.

37.4	If within half an hour from the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. If otherwise convened the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the Directors shall determine.

37.5	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

37.6	If a Member is by any means in communication with one or more other Members so that each Member participating in the communication can hear what is said by any other of them, each Member so participating in the communication is deemed to be present in person at a meeting with the other Members so participating, notwithstanding that all the Members so participating are not present together in the same place. A meeting at which any or all of the Members participate as aforesaid shall be deemed to be a general meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply, mutatis mutandis, to every such meeting.

37.7	The Directors and the auditors shall be entitled to receive notice of and to attend and speak at any meeting of Members.

38.	VOTING

38.1	Save where otherwise provided in these Articles, no person shall be entitled to be present or take part in any proceedings or vote either personally or by proxy at any general meeting unless his name has been entered in the Register as a holder of the shares in respect of which he claims to vote.

38.2	Save where otherwise provided in the Law or in these Articles, all resolutions shall be adopted if approved by a majority of the votes cast. In the event of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

38.3	The Founder Shares carry the right to ten votes per share held.

38.4	In relation to any resolution or written resolution of the Company, the Series A Preferred Shares together shall carry the right to the same proportion of the total number of votes capable of being cast as is represented by the proportion that the issued Series A Preferred Shares bears to aggregate of the Preferred Shares and the Ordinary Shares in issue at that time. Such votes shall be split between the holders of Series A Preferred Shares pro rata to the number of Series A Preferred Shares held.

38.5	In relation to any resolution or written resolution of the Company, the Series B Preferred Shares together shall carry the right to the same proportion of the total number of votes capable of being cast as is represented by the proportion that the issued Series B Preferred Shares bears to aggregate of the Preferred Shares and the Ordinary Shares in issue at that time. Such votes shall be split between the holders of Series B Preferred Shares pro rata to the number of Series B Preferred Shares held.

38.6	The A Ordinary Shares each carry the right to one vote per share.

38.7	The B Ordinary Shares do not carry the right to vote.

38.8	The C Ordinary Shares do not carry the right to vote.

38.9	The Deferred Shares do not carry the right to vote.

38.10	The Founder Shares, the Series A Preferred Shares, the Series B Preferred Shares and the A Ordinary Shares carry the right to receive notice of and to attend, speak and vote at all general meetings of the Company and on any written resolution of the Company. The B Ordinary Shares, the C Ordinary Shares and the Deferred Shares do not carry the right to receive notice of or to attend speak or vote at general meetings of the Company or to receive or vote on any written resolution of the Company.

38.11	Every resolution put to a general meeting of the Company shall be determined by a poll.

38.12	Where there are joint registered holders of any share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name appears first in order in the Register in respect of such share shall be the only person entitled to vote in respect thereof.

38.13	A Member for whom a special or general attorney is appointed or who is suffering from some other legal incapacity or interdiction in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or on a poll, by his attorney, curator, or other person authorised in that behalf appointed by that court, and any such attorney, curator or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator or other person may be required by the Directors prior to any vote being exercised by such attorney, curator or other person.

38.14	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

38.15	Where a person is authorised under Article 39.8 to represent a body corporate at a general meeting of the Company the Directors or the chairman of the meeting may require such person to produce a certified copy of the resolution from which the authority of such person is derived.

39.	PROXIES FOR GENERAL MEETINGS AND CORPORATE MEMBERS

39.1	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.

39.2	The instrument appointing a proxy in respect of a meeting or adjourned meeting or for the taking of a poll at which the person named in the instrument proposes to vote must be deposited at the Office no later than the time specified in the notice calling the meeting (as determined by the Directors, in accordance with the Law) together with:

39.2.1	the power of attorney or other authority (if any) under which it is signed; or

39.2.2	a copy of that power or authority certified as a true copy to the satisfaction of the Secretary.

39.3	A Member may, by one or more instruments specifically identifying the number (and, if applicable, the class) of shares to which it relates and otherwise complying with these Articles, appoint different proxies in respect of different shares held by such Member and who shall each have the right to attend, speak and vote at the meeting for which he is appointed. Each such proxy shall take effect in accordance with these Articles only in respect of such specified number of shares held by such Member.

39.4	The instrument appointing a proxy may be in any common form or in any other form approved by the Directors including the following form:

“(_Insert name of Company_)

I/We (            ) of (            ) being a Member/Members of the above named Company hereby appoint (            ) of (            ) or failing him (            ) of (            ) as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary as the case may be) general meeting of the Company to be held on the (            ) day of (            ) and at any adjournment thereof.

Signed this (            ) day of (            )”

39.5	Unless the contrary is stated thereon the instrument appointing a proxy shall be as valid as well for any adjournment of the meeting as for the meeting to which it relates.

39.6	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.

39.7	The Directors may at the expense of the Company send by post or otherwise to the Members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one or more of a number of persons specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

39.8	Any body corporate which is a Member may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of Members (or of any class of Members). The person or persons so authorised shall be entitled to exercise on behalf of the body corporate which is represented the same powers as that body corporate could exercise if it were an individual provided always that, where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate:

39.8.1	if each such person purports to exercise the power in the same way, the power is treated as exercised in that way; and

39.8.2	if each such person does not purport to exercise the power in the same way, the power is treated as not exercised.

40.	NOTICES

40.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

40.2	Any notice may be posted to or left at the registered address of any person, and any notice so posted shall be deemed to be served one clear day after the day it was posted.

40.3	Any Member present in person at any meeting of the Company shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

40.4	Any notice or document served on a Member shall, notwithstanding that such Member be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served on such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the shares of such Member.

40.5	Notwithstanding any of the provisions of these Articles, any notice to be given by the Company to a Director or to a Member may be given in any manner agreed in advance by any such Director or Member.

41.	INDEMNITY AND INSURANCE

41.1	Subject to Article 41.2, but without prejudice to any indemnity to which a Relevant Officer is otherwise entitled:

41.1.1	each Relevant Officer shall, so far as the Law allows, be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him as a Relevant Officer in the actual or purported execution and/or discharge of his duties, or in relation thereto, including any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part, or in connection with any application in which the court grants him, in his capacity as a Relevant Officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or other Group Company’s) affairs; and

41.1.2	the Company may provide any Relevant Officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in Article 41.1 and otherwise may take any action to enable such Relevant Officer to avoid incurring such expenditure.

41.2	This Article 41 does not authorise any indemnity to the extent it would be prohibited or rendered void by any provision of the Law.

41.3	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any Relevant Officer in respect of any Relevant Loss.

41.4	In this Article 41:

41.4.1	Relevant Loss means any loss or liability which has been or may be incurred by a Relevant Officer in connection with that Relevant Officer’s duties or powers in relation to the Company (or other Group Company) or any pension fund or employees’ share scheme of the Company (or other Group Company); and

41.4.2	Relevant Officer means any director or other officer or former director or other officer of any Group Company, but excluding in each case any person engaged by a Group Company as auditor (whether or not he is also a director or other officer), to the extent he acts in his capacity as auditor.

42.	DATA PROTECTION

42.1	Each of the Members and Directors (from time to time) consents to the processing of his personal data by the Company, its Members and Directors (each a “Recipient”) for the purposes of due diligence exercises, compliance with applicable laws, regulations and procedures and the exchange of information amongst themselves. A Recipient may process such personal data either electronically or manually.

42.2	The personal data that may be processed for such purposes under this Article 42 shall include any information which may have a bearing on the prudence or commercial merits of investing in, or disposing of any Shares (or other investment or security) in, the Company. Save as required by law, court order or any regulatory authority, that personal data shall not be disclosed by a Recipient or any other person, except to:

42.2.1	a Member of the Same Group as the Recipient (each a “Recipient Group Company”);

42.2.2	employees, directors and professional advisers of that Recipient or any Recipient Group Company; and

42.2.3	funds managed by any of the Recipient Group Companies.

42.3	Each of the Members and Directors consent (from time to time) to the transfer of such personal data to persons acting on behalf of any Recipient and to the offices of any Recipient, both within and outside the European Economic Area, for the purposes stated above, where it is necessary or desirable to do so.

43.	PROCESS FOR TERMINATING ACTIVE FOUNDER STATUS

43.1	Subject to Article 43.15, if a Founder ceases at any time to be employed by, or to provide his services to, any Group Company pursuant to a Relevant Contract (a “Relevant Founder”), any Director (a “Serving Director”) may convene a meeting of the Board (an “Evaluation Meeting”) by giving notice in writing (an “Evaluation Notice”) to the Company, each of the Directors and each of the Founders (including the Relevant Founder). The purpose of an Evaluation Meeting shall be for the Board (excluding the Relevant Founder) to determine whether or not the Relevant Founder remains active (or should otherwise be deemed to be active) in the business of any Group Company and, accordingly, whether or not such Relevant Founder should continue to retain his status as an Active Founder.

43.2	An Evaluation Notice:

43.2.1	must specify a date, time and place for the Evaluation Meeting (such date being a Business Day which is not less than 10 days after the date of the Evaluation Notice); and

43.2.2	may contain such other information as the Serving Director may deem necessary or appropriate for consideration by the Directors.

43.3	If the Relevant Founder wishes to attend the Evaluation Meeting, he shall promptly (and, in any event, not less than 2 days prior to the Evaluation Meeting) notify the Company of such fact and deliver to the Company any documents or information which the Relevant Founder wishes the Board to consider at the Evaluation Meeting.

43.4	The quorum for an Evaluation Meeting shall be all of the Directors other than the Relevant Founder.

43.5	At an Evaluation Meeting, the Board shall consider:

43.5.1	any materials or information which accompanied the Evaluation Notice;

43.5.2	any materials or information submitted to the Company by the Relevant Founder for consideration at the Evaluation Meeting pursuant to and in accordance with Article 43.3;

43.5.3	any other materials or information which any Director present at the Evaluation Meeting may deem necessary or appropriate; and

43.5.4	subject to Article 43.16, whether the Relevant Founder either:

43.5.4.1	remains active (or should otherwise be deemed to be active) in the business of any Group Company, and should therefore retain his status as an Active Founder; or

43.5.4.2	is no longer active (and should not otherwise be deemed to be active) in the business of any Group Company, and should therefore lose his status as an Active Founder.

43.6	If a resolution pursuant to Article 43.5.4.2 is passed unanimously by the Directors present at the Evaluation Meeting (excluding the Relevant Founder, if applicable), the Relevant Founder shall not cease to be an Active Founder, but the Company shall promptly notify the Relevant Founder of the Board’s decision (an “Active Founder Termination Notice”).

43.7	Upon receipt of an Active Founder Termination Notice, the Relevant Founder shall have 10 days to deliver to the Company a notice (an “Appeal Notice”) appealing the decision of the Directors taken at the Evaluation Meeting. An Appeal Notice must be accompanied by a written submission from the Relevant Founder setting out:

43.7.1	the reasons for appealing the decision taken at the Evaluation Meeting;

43.7.2	the basis upon which the Relevant Founder believes he continues to be actively involved in the business of a Group Company (or should otherwise be deemed to be active); and

43.7.3	any other materials or information which the Relevant Founder wishes the Directors to consider.

43.8	Upon receipt of an Appeal Notice, the Company shall promptly convene a second meeting of the Board (a “Second Evaluation Meeting”). If the Relevant Founder does not serve an Appeal Notice within the 10 day period referred to in Article 43.7, the Relevant Founder shall cease to be an Active Founder immediately upon the expiry of such 10 day period.

43.9	The chairman of the Board will confirm the date, time and location of the Second Evaluation Meeting to the Relevant Founder in writing not less than 7 days prior to the meeting.

43.10	If the Relevant Founder wishes to attend the Second Evaluation Meeting, he shall promptly (and, in any event, not less than 2 days prior to the Second Evaluation Meeting) notify the Company of such fact.

43.11	The quorum for a Second Evaluation Meeting shall be all of the Directors, including the Relevant Founder, where the Relevant Founder has notified the Company of his intention to attend pursuant to and in accordance with Article 43.10. If the necessary quorum is not present within 30 minutes from the time appointed for the meeting, or if, during a meeting, such quorum ceases to be present, the meeting shall stand adjourned to such time and place as the Directors determine (and notify to the Directors including the Relevant Founder) being no less than 2 and no more than 5 days later. If the Relevant Founder is not present at any such adjourned meeting within 30 minutes from the time appointed, then the meeting shall proceed provided that all the Directors other than the Relevant Founder are present, and the quorum for any subsequently adjourned meeting shall be all of the Directors other than the Relevant Founder.

43.12	At a Second Evaluation Meeting, the Board shall consider:

43.12.1	the written submissions from the Relevant Founder which accompanied the Appeal Notice;

43.12.2	any other materials or information which any Director present at the Second Evaluation Meeting may deem necessary or appropriate; and

43.12.3	subject to Article 43.16, whether the Relevant Founder either:

43.12.3.1	remains active (or should otherwise be deemed to be active) in the business of any Group Company, and should therefore retain his status as an Active Founder; or

43.12.3.2	is no longer active (and should not otherwise be deemed to be active) in the business of any Group Company, and should therefore lose his status as an Active Founder.

43.13	If a resolution pursuant to Article 43.12.3.2 is not passed unanimously by the Directors present at the Second Evaluation Meeting (excluding the Relevant Founder, if applicable), the Relevant Founder shall continue to have his status as an Active Founder and the Company shall promptly notify the Relevant Founder of the Board’s decision at the Second Evaluation Meeting.

43.14	If a resolution pursuant to Article 43.12.3.2 is passed unanimously by the Directors present at the Second Evaluation Meeting (excluding the Relevant Founder, if applicable), the Relevant Founder shall immediately cease to be an Active Founder and the Company shall promptly:

43.14.1	notify the Relevant Founder of the Board’s decision at the Second Evaluation Meeting; and

43.14.2	re-classify all of the Founder Shares held by the Relevant Founder as A Ordinary Shares (and, for such purpose, the Company is appointed to act as attorney for and on behalf of the Relevant Founder to execute and deliver such documents as the Board may deem necessary or appropriate for the purpose of effecting such re-classification).

43.15	There shall be no limit on the number of times an Evaluation Notice may be served but no Evaluation Notice may be served during the 6 month period immediately following the service of the previous Evaluation Notice.

43.16	For all purposes under or in connection with this Article 43, whether or not a Relevant Founder:

43.16.1	is active in the business of any Group Company; and/or

43.16.2	should be deemed to be active in the business of any Group Company,

shall be determined by the Board (excluding the Relevant Founder) in its absolute discretion (but having regard to their statutory duties as directors of the Company).

44.	SHARE PREMIUM ACCOUNT AND RESERVE FUND

44.1	There shall be transferred to a share premium account as required by the Law, the amount or value of any premium paid up on shares issued by the Company.

44.2	The Directors may from time to time:

44.2.1	transfer amounts to a share premium account from any other account of the Company other than its capital redemption reserve or nominal capital account; or

44.2.2	set aside any part of the profits of the Company to create a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such a manner as they think fit.

44.3	Any reserve fund created pursuant to Article 44.2.1 or 44.2.2 may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, or for any other purpose for which the profits of the Company may lawfully be used, and until the same shall be applied it shall remain as a reserve of profit.

45.	EXECUTION OF INSTRUMENTS, SEALS AND AUTHENTICATION OF DOCUMENTS

45.1	The Company may have a common seal and may, in accordance with the Law, have an official seal for use outside of Jersey and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued. The Directors shall provide for the safe custody of all seals. No seal of the Company shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

45.2	The Directors may, by resolution, authorise a person or persons to witness the affixing of the Company’s common seal to any Written Instrument to which the Company is a party. In the absence of an express authorisation, either generally or with respect to a specific Written Instrument, any two Directors or a Director and the Secretary, are authorised to witness the affixing of the Company’s common seal to any Written Instrument to which the affixing of the common seal has been approved by the Directors.

45.3	Written Instruments to which the Company’s common seal is not to be affixed may be signed on behalf of the Company by such person or persons as the Directors may from time to time by resolution authorise. In the absence of an express authorisation, either generally or with respect to a specific Written Instrument, any one Director is authorised to sign any Written Instrument on behalf of the Company.

45.4	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles) and any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

46.	CAPITALISATION

46.1	The Company may upon the recommendation of the Directors, resolve that it is desirable to capitalise any sum standing to the credit of its share premium account, capital redemption reserve, profit and loss account or other account or reserve of the Company and that the Directors be authorised and directed to appropriate the amount resolved to be capitalised to the Members in the proportion in which such amount would have been divisible amongst them had the same been applicable and had been applied in making a distribution, and to apply such amount on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full either at par or at such premium as the said resolution may provide, any unissued shares or, subject to the Law, debentures of the Company, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such Members in the proportions aforesaid, or partly in one way and partly in the other. The Company may not capitalise any undistributed profits that are required to be applied in paying dividends in respect of any share entitled to a fixed or preferential dividend.

46.2	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the amount resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of certificates representing part of a shareholding or fractions of shares or by payments in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such Members.

47.	ACCOUNTS AND AUDIT

47.1	The Company shall keep accounting records and the Directors shall prepare accounts of the Company, made up to such date in each year as the Directors shall from time to time determine, in accordance with and subject to the provisions of the Law.

47.2	No Member shall have any right to inspect any accounting records or other book or document of the Company except as conferred by the Law or these Articles or authorised by the Directors or by resolution of the Company.

47.3	Where required by the Law or determined to be necessary or appropriate for any other reason, auditors shall be appointed for any period or periods either by the Directors or the Company by resolution in general meeting, to examine the accounts of the Company and to report thereon in accordance with the Law.

48.	WINDING UP

48.1	Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued (including pursuant to Article 19), if the Company is wound up, the assets available for division among the Members shall be divided and paid to Members pro rata according to the number of shares held by each Member at the time of the commencement of the winding up save that, where any share is not fully paid, that share shall only carry the right to receive a payment calculated on the basis of the proportion that the amount paid up on that share bears to the aggregate issue price of that share.

48.2	If the Company is wound up, the Company may, with the sanction of a Special Resolution and any other sanction required by the Law, divide the whole or any part of the assets of the Company among the Members in specie and the liquidator or, where there is no liquidator, the Directors, may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members, and with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.